SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USMetals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	88-0463279 (I.R.S. Employer Identification No.)

4535 W. Sahara Avenue, Suite 200 Las Vegas, NV 89102 (702) 933-4034 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	CSS NEVADA 4535 W. Sahara Avenue, Suite 200 Las Vegas, NV 89102 (702) 933-4030 (Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Dennis Brovarone
Attorney at Law
35 Pinyon Pine Road
Littleton, CO 80127
Telephone No.: (303) 589-1388

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Share (1)	Aggregate Offering Price	Amount of Registration Fee
Common stock (2)	74,714,452	$0.001	$74,715	$10.20

(1)   Based on Rule 457 under the Securities Act.  The offering price is the par value of $0.001 of the shares to be issued.

(2)  Represents shares held by the Selling Securities Holders, which include the shares to be issued to the USCorp stockholders in the spinoff and others.  See “Prospectus Summary - The Offering,” “Plan of Distribution,” and “Selling Securities Holders.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, September 4, 2013

USMetals, Inc.
74,714,452 Shares of Common Stock

This prospectus relates to the offering of up to 74,714,452 shares of the common stock of USMetals, Inc., a Nevada corporation to the stockholders of USCorp, a Nevada corporation, pursuant to a spinoff of the shares of the registrant held by USCorp, and the resale of 35,297,886shares by non-affiliated stockholders.   Please refer to “Prospectus Summary - The Offering,” “Plan of Distribution,” and “Selling Securities Holders.”

We will not receive any proceeds as a result of the spinoff to the stockholders of USCorp or from the sale of the shares of our common stock by the Selling Securities Holders.  We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus.  We are offering the shares to the stockholders of USCorp without the use of any placement agent.  Our fees and expenses associated with this offering are estimated to be $30,000.

The Selling Securities Holders will be offering shares of our common stock.  The Selling Securities Holders may sell all or a portion of these shares through registration under the Securities Act of 1933, as amended, from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, at a price of $0.001 per share for the duration of the offering pursuant to this prospectus.  For additional information on the methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.”

USCorp, and all of the Selling Securities Holders, and all of the intermediaries through whom the shares of the Selling Securities Holders may be sold are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  We have agreed to indemnify the Selling Securities Holders against certain liabilities, including liabilities under the Securities Act. We will notify the Selling Securities Holders of their underwriting status and our agreement to indemnify them against certain liabilities, including liabilities under the Securities Act, pursuant to a letter in the form attached to this prospectus as Attachment A.

We are an emerging growth company as described in the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012.  See “Prospectus Summary.”

The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the “Pink Sheets” or the OTC Bulletin Board after the effective date of this prospectus.  However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER THE “RISK FACTORS,” SECTION OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2013

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

Available Information

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits and Schedules thereto.  For further information with respect to our Securities and to us you should review the Registration Statement and the Exhibits and Schedules thereto.

You can inspect the Registration Statement and the Exhibits and Schedules thereto filed with the Commission, without charge, in our files in the Commission’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20459.  You can also obtain copies of these materials at prescribed rates.  You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

Reports To Security Holders

As a result of the Registration Statement we are subject to the reporting requirements of the Federal Securities Law, and are required to file periodic reports and other information with the SEC.  We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

Prospectus Summary	4
Risk Factors	10
Use of Proceeds	19
Capitalization and Determination of Offering Price	19
Dilution	20
Business	21
Description of Properties	25
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	36
Selling Securities Holders	41
Plan of Distribution	48
Security Ownership of Certain Beneficial Owners and Management	52
Directors, Executive Officers and Control Persons	53
Executive Compensation	56
Certain Relationships and Related Transactions	56
Legal Matters	57
Experts	57
Attachment A	Attachment A
Financial Statements	F-1

Prospectus Summary

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.  In this prospectus, “USMetals,” “USMI”, the “Company,” “we,” “us” and “our” refer to USMetals, Inc., a Nevada corporation.

The Company

USMetals was incorporated in 2000 and since 2002 has been a wholly owned subsidiary of USCorp, Inc.  USMetals is the holder of 276 unpatented mining claims known as the Twin Peaks Project through its wholly owned subsidiary, AGC Corp, an Arizona corporation (“AGCAZ”), the record holder of the claims.   The Twin Peaks mining claims are located in West-Central Arizona, in the Eureka Mining District of Yavapai County, Arizona, approximately 42 miles west of Prescott, Arizona. In 2007 USCorp conducted a so called “feasibility study”, actually a scoping study, on the Twin Peaks Project that identified mineralized material on the property. During fiscal 2009 and 2009 USCorp completed Phase 1, Phase 2 and Phase 2.5 of a 3-phase drilling program. In 2012 USCorp completed Phase 3 of the 2008 and 2009 drilling program.  The scoping study was performed and used in preparation for the exploration program and is not to determine the feasibility of profitable exploration.  In May 2012, USCorp determined that spinning off USMetals as a separate company would be the best method of pursuing exploration and development of the Twin Peaks Project.  The record date for the spinoff is July 1, 2013.

The Offering

This prospectus relates to the offering of up to 74,714,452 shares of the common stock of USMetals, Inc., a Nevada corporation, $0.001 par value per share, to the stockholders of USCorp, a Nevada corporation, pursuant to a spinoff of the shares of the registrant held by USCorp and the resale of 35,297,886 shares of our common stock by non-affiliated stockholders.  Please refer to “Prospectus Summary - The Offering” “Selling Securities Holders” and “Plan of Distribution.”

We will not receive any proceeds as a result of the spinoff to the stockholders of USCorp, or from the sale of the shares of our common stock by the Selling Securities Holders.  We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus.  We are offering the shares to the stockholders of USCorp without the use of any placement agent.

Our fees and expenses associated with this offering are estimated to be $30,000.

The Selling Securities Holders will be offering shares of our common stock.  The Selling Securities Holders may sell all or a portion of these shares through registration under the Securities Act of 1933, as amended, from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, at a price of $0.001 per share for the duration of the offering pursuant to this prospectus.  For additional information on the methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.”

USCorp, all of the Selling Securities Holders, and all of the intermediaries through whom the shares of the Selling Securities Holders may be sold are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  We have agreed to indemnify the Selling Securities Holders against certain liabilities, including liabilities under the Securities Act. We will notify the Selling Securities Holders of their underwriting status and our agreement to indemnify them against certain liabilities, including liabilities under the Securities Act, pursuant to a letter in the form attached to this prospectus as Attachment A.

The offering price per share of $0.001 is the par value of the shares to be issued in connection with the proposed spinoff.  There will be no commissions paid in connection with the spinoff shares as described in this prospectus.  Please refer to the “Plan of Distribution” section of this prospectus.  The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the “Pink Sheets” or the OTC Bulletin Board after the effective date of this prospectus.  However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

The Spinoff

On May 30, 2012, USCorp, a Nevada corporation, determined to spinoff all of the shares of USMetals, Inc., a Nevada corporation, held by USCorp to the holders of USCorp common and preferred stock.  USMetals has been a wholly-owned subsidiary of USCorp since 2002.  USCorp will affect the spinoff by distributing on the effective date as a non-taxable distribution, the shares at the rate of one share of USMI common stock for every ten shares of USCorp Common Stock outstanding, and one share of USMI common stock for every ten shares of Common Stock underlying the eight to one conversion rights of the outstanding USCorp Series A Preferred Stock and the two for one conversion rights of the outstanding Series B Preferred Stock.  The revised record date for the dividend is July 1, 2013 and the distribution date will be set as soon as the registration of our common stock under the Securities Act of 1933 is effective and our filing with the Financial Industry Regulatory Agency (FINRA) is complete.  The purpose of the distribution is to establish USMetals as a separate company and facilitate the financing and development of its business independently of other properties of USCorp and its subsidiaries.

The following table illustrates the USCorp dividend distribution.

Type of USCorp Equity	Outstanding as of 7/1/2013	Right to Common Stock	Dividend @ 1 for 10
A Preferred	25,600,000	204,800,000	20,480,000
B Preferred	105,000	210,000	21,000
Common	542,154,519	0	54,215,452
Total	74,714,452

Inasmuch as USCorp will distribute 74,714,452 shares of our common stock to the to the USCorp stockholders, following the spinoff, USCorp will own no shares of USMetals, which means that USMetals will be a fully independent company, although there may not be any active market for our shares.  No vote of USCorp stockholders was required in connection with the spinoff, however on May 30, 2012 a majority of the voting shares of the company voted in favor of the spinoff.  USCorp has approximately 1,200 stockholders of record, including the shares held by Cede & Co. for the benefit of various unknown stockholders.  The USCorp stockholders will not be required to pay any cash or other consideration for the shares of USMetals common stock distributed to them as a result of the spinoff or to surrender or exchange their shares of USCorp common stock to receive the distribution of USMetals common stock.

Reasons for the Spinoff

USMetals, Inc. believes that our separation from USCorp will provide the following benefits:

Improved positioning for each company to pursue distinct minerals exploration and development opportunities intended to facilitate capital formation and management expertise on distinct exploration and development projects.

More efficient allocation of capital, which will allow each company to develop an independent investment program without the constraints of a holding company, conglomerate structure.

Facilitate engaging separate management with the intention of focusing exclusively on the distinct exploration opportunities for stockholder value creation.

USCorp also considered a number of potentially negative factors in evaluating the spinoff, including:

The potential loss of synergies from operating as one company and potential increased costs;

Potential loss of joint purchasing power;

Potential disruptions to the businesses as a result of the spinoff;

Risks of being unable to achieve the benefits expected to be achieved by the spinoff;

The risk that the spinoff might not be completed;

The costs of the spinoff; and

The risk that the quoted price of a share of USCorp common stock after the spinoff plus the quoted price of a share of USMetals common stock distributed will, in the aggregate, be less than the quoted price of a share of USCorp common stock before the spinoff.

USCorp concluded that the potential long-term benefits of the spinoff outweighed these factors.

In view of the wide variety of factors considered in connection with the evaluation of the spinoff and the complexity of these matters, USCorp did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to the factors considered.

At the present time, USMetals is a subsidiary of USCorp, with our corporate activities directed by the USCorp board of directors.  Following the spinoff USMetals will be owned by the USCorp stockholders as of July 1, 2013, and not USCorp.  Management of USCorp will continue as our management.   However, we intend to bring on additional management personnel and expand our board of directors as conditions and finances warrant.

USMetals has no present plans to be acquired or to merge with another company nor does USMetals or USCorp have plans to enter into a change of control or similar transaction.

Current Operations of USCorp

USCorp will continue to be engaged in mineral exploration and development by virtue of its explorations operations through its wholly owned subsidiary Imperial Metals, Inc.

When and How the USMetals Shares Will be Distributed

The USMetals shares will be distributed by USMetals  as of 5:00 p.m., New York, New York time, on the effective date of the registration statement of which this prospectus is a part (the “Distribution Date”) by causing the shares of USMetals common stock to be registered in accounts established in the ownership records of USMetals.

Registered Holders.  If any USCorp stockholder owns shares in registered form, the USMetals shares distributed to him will be registered in his name, the USCorp common stockholder will become the record holder of that number of shares of USMetals common stock equal to 1 USMetals share for each 10 USCorp shares, with fractional shares rounded up to the next whole share.  Registered Series A and Series B Preferred stockholders will receive a distribution of one share of USMI common stock for every ten shares of Common Stock underlying the eight to one conversion rights of the outstanding USCorp Series A Preferred Stock and the two for one conversion rights of the outstanding Series B Preferred Stock.

Street Name Holders.  If any USCorp stockholder shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of his brokerage firm or nominee.  The USCorp stockholder’s broker/nominee will in turn credit his account for the USMetals shares that he is entitled to receive.  This could take up to two weeks from the Distribution Date.

Fractional Shares.  We will not deliver any fractional shares of USMetals common stock in connection with the spinoff.  Instead, we will round up to nearest whole and deliver rounded up shares to each USCorp stockholder.

Book-Entry Registration.  USMetals common stock will be issued in book-entry form through the Direct Registration System.  USMetals’ transfer agent and registrar, Computershare, 350 Indiana Street, Suite 750, Golden CO 80401, telephone 1 303.262.0678, will hold each USCorp stockholder’s book-entry shares.  If an USCorp stockholder wishes to receive a physical certificate after the Distribution Date, he should contact Computershare.

Distribution Statement.  Following the Distribution Date, a distribution statement will be sent to each USCorp stockholder showing his ownership interest in USMetals common stock.  We currently estimate that it will take up to 10 days from the Distribution Date to complete the mailings of distribution statements.

Dissenters’ Right of Appraisal

Nevada law does not provide for a right of a stockholder to dissent to the spinoff.

U.S. Federal Income Tax Consequences

We have not obtained any tax opinion with respect to the spinoff.  Therefore, all USCorp stockholders should consult with their own tax advisers to determine whether or not the spinoff will be tax-free to our common stockholders for U.S. federal income tax purposes, specifically as to whether or not the USCorp common stockholders who receive our shares will recognize a gain or loss by reason of the receipt of shares of USMetals common stock as a result of the spinoff.

We are an Emerging Growth Company

Pursuant to Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012, we have elected to claim the exemption provided to emerging growth companies.

The JOBS Act provides an “IPO on ramp” for “emerging growth companies” (a newly created category of issuer under the Securities Act), which are issuers with annual gross revenues of less than $1 billion during the most recently completed fiscal year.  Emerging growth companies may take advantage of the scaled disclosure requirements that already have been available to “smaller reporting companies” (defined by the Securities Act as companies having a public float of less than $75 million).  The scaled disclosure includes a requirement to include only two, rather than three, years of audited financial statements in the issuer’s initial public offering (“IPO”) registration statement and, during the “IPO on ramp” period, the ability to omit the auditor’s attestation on internal control over financial reporting required by the Sarbanes-Oxley Act of 2002.

Also during the “IPO on ramp” period, emerging growth companies would not need to submit say-on-pay votes to their stockholders (including say-on-pay frequency or golden parachute votes) and would face more limited executive compensation disclosure requirements than larger companies.

Changes to the IPO process itself are likely the most significant aspects of the new emerging growth company regime.  The JOBS Act allows an emerging growth company to submit its IPO registration statement on a confidential basis, with the result that any sensitive information contained in the registration statement would not be immediately publicly available.  The ability for an emerging growth company to maintain confidentiality and avoid disclosing that it is contemplating an offering until it is ready to do so is significant.

However, the initial confidential submission and any subsequent amendments must be publicly filed at least 21 days before the issuer’s road show.  In addition, the JOBS Act permits an emerging growth company to “test the waters” by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst’s firm is one of the underwriters in the issuer’s IPO.

These emerging growth company and “IPO on ramp” provisions can be taken advantage of not only by any issuers who go public in the future, but also by any issuer that has consummated an IPO since December 9, 2011.  The “IPO on ramp” period ends upon the earliest of:

The last day of the fiscal year in which the issuer achieves annual gross revenues of at least $1 billion;

The last day of the fiscal year following the fifth anniversary of the issuer’s IPO;

The issuance of more than $1 billion in non-convertible debt during the previous three years; or

The issuer’s becoming a “large accelerated filer” (which generally is an issuer with at least $700 million in public float).

While the JOBS Act by no means overhauls the IPO process for emerging growth companies, it may help minimize the “time to market” and fill in a gap for companies wishing to undertake an IPO that now qualify as emerging growth companies but did not previously qualify as smaller reporting companies, and it reduces audit-related costs and lessens certain ongoing reporting requirements.

The JOBS Act also provides scaled disclosure requirements within registration statement, as follows:

Two years audited financials and two years selected financial data (in lieu of the former requirements for three years audited and five years selected financial data);

The emerging growth company’s management discussion and analysis only needs to cover years for which the company’s financials are provided; and

The SEC has indicated emerging growth companies currently in registration may amend to scale back disclosure; however, issuers may be required to add disclosure to explain changes.

With respect to executive compensation, emerging growth companies can follow the disclosure requirements for smaller reporting company (generally companies with public float of less than $75 million) under Regulation S-K.  However, unless the SEC issues guidance to the contrary, an already existing issuer that is an emerging growth company but does not qualify as smaller reporting company will not get benefit of reduced executive compensation disclosure.

Under the JOBS Act, emerging growth companies need only provide the following with respect to executive compensation:

Top three executives (principal executive officer plus two other most highly compensated who earned more than $100,000 in the last fiscal year), rather than the top five;

One year of compensation disclosure required for a registration statement on Form S-1, the same as current rules (but going forward, only need two years instead of current three year requirement); and

May omit compensation disclosure and certain compensation tables.

Emerging growth companies have scaled disclosure after an initial public offering, as follows:

After an IPO, an issuer can take advantage of additional exemptions and reduced disclosure requirements as long as it qualifies as an emerging growth company, including:

Auditor attestation requirements of Section 404(b) of Sarbanes-Oxley Act of 2002;

Compensation disclosure and other executive compensation disclosure as noted above;

Disclosure required for the top three, rather than the top five named executive officers, as noted above;

Disclosure required for two, rather than three years, as noted above; and

Dodd-Frank compensation disclosure requirements (say on pay, say on pay frequency, say on golden parachute, pay for performance graph and chief executive officer pay ratio).

After ceasing to qualify as an emerging growth company:

The issuer must hold first say on pay vote not later than the end of one year period beginning on the date the issuer ceases to be an emerging growth company, or the end of the three year period beginning on the date the emerging growth company ceases to qualify as an emerging growth company, if issuer has been an emerging growth company for less than two years after its first registered sale of equity securities;

Extended phase-in for new or revised accounting standards.   An emerging growth company will not need to comply with such standards until those standards also apply to private companies;

Emerging growth companies will also be permitted to use any longer phase-in periods for private companies for any new or revised accounting standards;

PCAOB rules, including, exempted from any rules mandating audit firm rotation and auditor discussion and analysis if such rules are adopted, and any new rules subject to SEC determination that such rules are “necessary or appropriate in the public interest” after considering investor protection and “whether the action will promote efficiency, competition and capital formation.”

Rules for research coverage for an emerging growth company have been changed to provide:

New safe harbor rules that provides that broker-dealer publication of research report about an emerging growth company will not constitute an offer, even if broker-dealer is part of syndicate;

FINRA research restrictions during post-offering period or prior to expiration of lockup under NASD Rule 2711(f) will not apply to post- IPO reports issued in connection with an emerging growth company; and

Research analysts may meet with accountants or members of an emerging growth company’s management before and after filing, including in presence of or in coordination with investment bankers.

The JOBS Act does not explicitly preempt existing rules and does not expressly address rulemaking by national securities exchanges thus, it is unclear if the exchanges are still permitted to maintain independent conflict of interest rules.

What continues to apply under the JOBS Act:

Antifraud provisions regarding analyst research;

Conflicts of interest rules between analysts and investment banking;

Analyst certification requirements; and

Restrictions on analyst conduct, compensation, supervision and related matters under NASD Rule 2711 and Global Research Analyst Settlement of 2003.

Risk Factors

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Relating to Our Business

Lack of Operating History and Earnings.

The Company has limited operating history and no revenues. The Company expects to incur further losses in the foreseeable future due to significant costs associated with its business development, and the business development of its subsidiaries, including costs associated with its acquisition of new mining claims and/or operations.  There can be no assurance that the Company’s operations will ever generate sufficient revenues to fund its continuing operations, or that the Company will ever generate positive cash flow from its operations, or that the Company will attain or thereafter sustain profitability in any future period.

Dependence Upon Management; Possible Conflict of Interest.

The Company is totally dependent upon the personal efforts of its current management. Our officers and directors have duties and affiliations with other companies which may be a present a conflict of interest regarding decisions they make for USMetals.  The loss of any officer or director of the Company could have a material adverse effect upon its business and future prospects. The Company does not presently have key-man life insurance upon the life of any of its officers or directors. None of our management are chemists, metallurgists, mining engineers or geologists and as such do not have the technical experience in exploring for, starting, and/or operating a mine. Upon adequate funding management intends to hire qualified and experienced personnel, including additional officers and directors, and mining specialists, professionals and consulting firms to advise management as needed; however there can be no assurance that management will be successful in raising the necessary funds, recruiting, hiring and retaining such qualified individuals. Such consultants have no fiduciary duty to the Company or its shareholders, and may not perform as expected. The success of the Company will, in significant part, depend upon the efforts and abilities of management, including such consultants as are or may be engaged in the future.

Risks Inherent In Exploration and Mining Operations.

Mineral exploration is highly speculative and capital intensive. Most exploration efforts are not successful, in that they do not result in the discovery of mineralization of sufficient quantity or quality to be profitably mined. The Company’s Mining Claims are also indirectly subject to all hazards and risks normally incidental to developing and operating mining properties. These risks include insufficient ore reserves, fluctuations in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; and the risks of injury to persons, property or the environment. In particular, the profitability of gold mining operations is directly related to the price of gold. The price of gold fluctuates widely and is affected by numerous factors that are beyond the control of any mining company. These factors include expectations with respect to the rate of inflation, the exchange rates of the dollar and other currencies, interest rates, global or regional political, economic or banking crises, and a number of other factors. If the price of gold should drop dramatically, the value of the Mining Claims could also drop dramatically, and the Company might then be unable to recover its investment in those interests or properties. Selection of a property for exploration or development; the determination to construct a mine and to place it into production, and the dedication of funds necessary to achieve such purposes, are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can drastically affect the economics of a mine. The volatility of gold prices represents a substantial risk, generally, which no amount of planning or technical expertise can eliminate.

Uncertainty of Reserves and Mineralization Estimates.

There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond the Company’s control. The estimation of reserves and mineralization is a subjective process and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may justify revision of such estimates. No assurances can be given that the volume and grade of reserves recovered and rates of production will not be less than anticipated. Assumptions about prices are subject to great uncertainty and gold prices have fluctuated widely in the past. Declines in the market price of gold or other precious metals also may render reserves or mineralization containing relatively lower grades of ore uneconomic to exploit. Changes in operating and capital costs and other factors including, but not limited to, short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades, may materially and adversely affect reserves.

Environmental Risks.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the Company (or to other companies within the gold industry) at a reasonable price. To the extent the Company becomes subject to environmental liabilities, the satisfaction of any such liabilities would reduce funds otherwise available and could have a material adverse effect on the Company. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Proposed Federal Legislation.

Beginning in the 1990s, the U.S. Congress adopted revisions of the General Mining Law of 1872, which governs the creation of mining claims and related activities on Federal public lands in the United States. Similarly, the U. S. Congress and the Clinton Administration eliminated the U.S. Bureau of Mines, which was the agency responsible for gathering and maintaining data on mines throughout the United States. Beyond changes to the existing laws, the Congress or the Obama Administration may propose or adopt new laws; any such revisions could also impair USMetals’ ability to develop, in the future, any mineral prospects that are located on unpatented mining claims on Federal lands.

Title to Properties.

The validity of unpatented mining claims, which constitute all of the Company’s property holdings, is often uncertain and such validity is always subject to contest. Unpatented mining claims are unique property interests and are generally considered subject to greater title risks than patented mining claims, or other real property interests that are owned in fee simple. The Company has not filed any patent applications for any of its properties that are located on Federal public lands in the United States, and, under changes to the General Mining Law, patents may not be available for such properties. Although management believes it has taken requisite action to acquire satisfactory title to its undeveloped properties, it does not intend to go to the expense to obtain title opinions until financing is secured to develop the property, with the attendant risk that title to some properties, particularly title to undeveloped properties, may be defective.

Competition.

There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential. The Company will compete for promising gold exploration projects with other entities, many of which have greater financial and other resources than the Company. In addition, the Company will compete with other firms in its efforts to obtain financing to explore and develop mineral properties.

The Company’s Financial Statements Contain a “Going Concern Qualification.”

The Company may not be able to operate as a going concern. The independent auditors’ report accompanying its financial statements contains an explanation that the Company’s financial statements have been prepared assuming that it will continue as a going concern. Note 1 to these financial statements indicates that the Company is in the exploration stage and needs additional funds to implement its plan of operations. This condition raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Uncertainty As To Management’s Ability To Control Costs And Expenses.

With respect to the Company’s exploration of its mining properties and the implementation of commercial operations, management cannot accurately project or give any assurance, with respect to its ability to control exploration and operating costs and/or expenses. Consequently, if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

No Dividends.

The Company has not paid any dividends nor, by reason of its present financial status and contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future.

We do not have a traditional credit facility with a financial institution.

This absence may adversely impact our operations.  We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of a facility could adversely impact our operations, as it may constrain our ability to have the working capital for equipment purchases or other operational requirements.  If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our business development efforts.  Without credit facilities, the Company could be forced to cease operations and investors in our securities could lose their entire investment.

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If we ever become a publicly quoted company, we may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly quoted company.

The directors and management of publicly quoted corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry limited directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to continue or provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer’s liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Common Stock

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

The Company’s stock is defined as a “penny stock” under Rule 3a51-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. In general, a “penny stock” includes securities of companies which are not listed on the principal stock exchanges or NASDAQ and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2,000,000 ($5,000,000 if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6,000,000 in the last three years.  “Penny stocks” are subject to rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are officers or directors of the issuer of the securities). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, this rule may adversely affect the ability of broker-dealers to sell the Company’s stock, and therefore, may adversely affect the ability of the Company’s stockholders to sell stock in the public market.

Because directors and officers currently and for the foreseeable future will continue to control USMetals, it is not likely that you will be able to elect directors or have any say in the policies of USMetals.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of USMetals beneficially own approximately 30.8% of our outstanding common stock.  Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease its price.  In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. Subject to certain restrictions, a person who has held restricted shares for a period of six months may sell common stock into the market.

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 Shares of Common Stock.  The future issuance of our authorized Common Shares, may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Because of the early stage of exploration and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its exploration.  We are seeking to commence operations in the highly competitive mining industry, and we have yet to operate our first planned mining operation.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short to medium term.  Any profitability in the future from our business will be dependent upon our successfully implementing our business plan, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to undertake our business operations.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

There is no market for our shares.  If we become a publicly quoted company, our common stock will most likely be thinly quoted, so you may be unable to sell at or near bid prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our shares are not quoted or quoted on any securities market.  If our shares become publicly traded or quoted for sale, our common stock will be sporadically or “thinly-quoted” on the “Pink Sheets,” and possibly on the Over-the-Counter Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent.  This situation will be attributable to a number of factors, including the fact that we are a small company which will be relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue.

OTC Markets, informally known as the “Pink Sheets,” is an electronic quotation system operated by OTC Markets Group that displays quotes from broker-dealers for many over-the-counter securities.  These securities tend to be inactively quoted stocks, including penny stocks and those with a narrow geographic interest.  Market makers and other brokers can use OTC Markets to publish their bid and ask quotation prices.  The term Pink Sheets is no longer in use formally.

The OTC Markets is not a stock exchange.  To be quoted in the OTC Markets, companies do not need to fulfill any financial reporting requirements with the SEC.  The companies quoted in the OTC Markets tend to be closely held, extremely small, thinly quoted, or bankrupt.  Most do not meet the minimum U.S. listing requirements for trading on a stock exchange such as the New York Stock Exchange.  Many of these companies do not file periodic reports or audited financial statements with the SEC, making it very difficult for investors to find reliable, unbiased information about those companies.

There are three reporting standards that OTCQX, OTCQB and OTC Pink companies can follow to provide disclosure to investors:

▪
International Information Standard: Rule 12g3-2(b) under the Securities Exchange Act (“Rule 12g3-2(b)”) permits non-U.S. companies with securities listed primarily on a qualified non-U.S. exchange to make publicly available to U.S investors in English the same information that is made publicly available in their home countries as an alternative to SEC reporting. Companies following this standard may be on the OTC Pink marketplace, and if they elect to and are able to comply by additional disclosure and financial requirements, trade on OTC Markets Group’s best marketplace OTCQX

▪
U.S. Reporting Standard: Companies are in compliance with their SEC reporting requirements or are current in their periodic reporting requirements to a U.S. banking or insurance regulator. Companies following this standard may be on the OTCQB marketplace, and if qualified by higher financial standards, the OTCQX marketplace

▪
Alternative Reporting Standard: When SEC registration is not required, companies must generally still make information publicly available pursuant to Federal securities laws, including Rule 10b-5 under the Exchange Act and pursuant Rule 144(c)(2) under the Securities Act. OTC Markets Group offers the Alternative Reporting Standard for companies who choose to make material information publicly available to investors

OTCQX U.S companies not reporting to the SEC can follow the Alternative Reporting Standard. These companies submit information pursuant to the OTCQX U.S. Disclosure Guidelines and are subject to the eligibility requirements and terms of the OTCQX Rules for U.S. Companies. OTCQX companies provide current and potential investors with a set of "material" information to help investors make a sound investment decision. OTCQX company disclosure enables an investor to understand the company’s business operations and prospects

OTC Pink companies may publish disclosure in accordance with the OTC Pink Basic Disclosure Guidelines. These requirements are designed to give an investor the basic information a broker-dealer must maintain under Exchange Act Rule 15c2-11 in order to initiate a quote in a security on the OTCQX, OTCQB or OTC Pink marketplaces.

A Company's Obligations on the OTCQX, OTCQB and OTC Pink Marketplaces

▪
Financial Reporting - Many companies are not subject to SEC registration requirements, and therefore, do not make regular filings of financial information and other corporate events with the SEC. Companies are not required to provide financial information to OTC Markets Group; however in order for investors to make informed trading decisions, many companies elect to provide disclosure. For a detailed explanation of SEC registration and reporting requirements and the exemptions available from those requirements.

▪
Corporate Actions - SEC Rule 10b-17 requires all OTCQX, OTCQB and OTC Pink companies to provide timely notice to FINRA of certain corporate actions, including dividends, stock splits, reverse splits, name changes, mergers, acquisitions, dissolutions, bankruptcies or liquidations, at least 10 days prior to the record date. Companies who fail to report such corporate actions in the required time may be subject to fines up to $5,000. For more information, see FINRA's Notice to Member 10-38. For further details, contact FINRA’s Operations Department at 866-776-0800

The OTCBB is a quotation service for the Financial Industry Regulatory Authority (“FINRA”) market makers, and not an issuer listing service or securities market.  The listing requirements that must be met by an OTCBB issuer are given below.  There is no minimum bid price requirement.

OTCBB companies are not considered to be “listed.”  There are, however, certain requirements an issuer must meet in order for its securities to be eligible for a market maker to enter a quotation on the OTCBB.  In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the Securities and Exchange Commission or other federal regulatory authority that has proper jurisdiction and the issuer must be current in its required filings with such federal authority.

The stated listing requirements for the OTCBB are as follows:

Fully reporting with the Securities and Exchange Commission;

Not a blank check or inactive company;

Minimum of 40 stockholders of record holding at least 100 shares each (note: this number is informal and has been moving up);

Directors, officers, and stockholders will be scrutinized for previous involvements in other OTCBB companies, in particular, blank check companies; and

Must have a market maker submit a Rule 15c211 application to FINRA and agree to act as market maker for securities of company.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we need to secure adequate funding, selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

We may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock.  Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.  Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If our shares become publicly quoted and our shares are quoted  on the Pink Sheets or the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCBB and some whose shares are quoted for sale on the Pink Sheets must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the Pink Sheets and OTCBB.  If our shares become publicly quoted and our shares are quoted for sale on the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

If our shares become publicly quoted, the market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly quoted public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

If our shares become publicly quoted, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price would be attributable to a number of factors.  First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on an initial flow of corporate consulting assignments and their implementation producing positive results to attract new clients.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Anti-takeover provisions may impede the acquisition of USMetals.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring USMetals to negotiate with, and to obtain the approval of, our directors, in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of USMetals, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us.  Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our securities as collateral for any loans.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly quoted, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Use Of Proceeds

We will not receive any proceeds from the sale of our common stock offered by this prospectus in the spinoff to the USCorp stockholders or from the sale of our common stock by the Selling Securities Holders.  See “Selling Securities Holders” and “Plan of Distribution.”

Market Price Of And Dividends On
Our Common Equity And Related Stockholder Matters

As of the date of this prospectus, the shares of our common stock are not quoted for sale on any public market. Following the spinoff, we will have 74,714,452 shares of our common stock issued and outstanding, which will be held of record and beneficially owned by approximately 1,200 stockholders, including the shares held by Cede & Co. for the benefit of various unknown stockholders.  As for our shares which we are to issue to the USCorp stockholders by means of this prospectus, and our shares which may be sold subject to the provisions of Rule 144 under the Securities Act, please see “Prospectus Summary - The Offering,” “Selling Securities Holders,” and “Shares Eligible for Future Sale.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this prospectus.

Capitalization

The following table sets forth our capitalization as of September 30, 2012 and June 30, 2013.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had net losses of $1,067,183 for the year ended September 30, 2012 and $400,417 for the year ended September 30, 2011 included in the accumulated deficit in the table below.  Our net loss for the nine months ended June 30, 2013 was $156,476.

	Actual 09/30/12	After Distribution
Common stock, $0.001 par value per share; 200,000,000 shares authorized, 24,200,000 issued and outstanding as of 09/30/12 and 74,714,452 shares to be issued and outstanding after the distribution,	$24,200	$75,163

Additional paid-in capital	$2,002,707	$1,926,907
Accumulated deficit	$(1,913,156)	$(2,069,632)
Total stockholders’ equity (deficit)	$113,751	$(42,725)

DILUTION

Prior to this offering, we have 100,000,000 shares of our common stock issued and outstanding, and 100% owned by our parent company, USCorp.  However, based on the terms of the Spinoff, 74,714,452 of these shares are for the benefit of the USCorp stockholder base as of July 1, 2013.  USCorp will return the excess shares to USMetals for cancellation and return to the treasury stock of the Company; USCorp with then own no shares following the spinoff on the effective date of the registration statement of which this prospectus is a part.  Our tangible book as of June 30, 2013, was a negative ($2,725,369), which was cash of $2,391, property and equipment of $9,519 and real property of $155,605 less our liabilities of $2,892,884.  This calculates out to a negative net tangible book value of ($0.04) per share (74,714,452 total shares).

Business

This summary highlights information contained elsewhere in this registration statement.  You should read the entire registration statement carefully including the section entitled “Risk Factors” before making an investment decision.   USMetals, Inc. is referred to throughout this prospectus as “USMetals,” “USMI”, “we,” “our”, the “Company” or “us.”

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in section 3(a) of the Exchange Act (as amended by the United States Jumpstart Our Business Startups Act (the “JOBS Act”), enacted on April 5, 2012), and the Company will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,000,000,000 (as such amount is indexed for inflation every 5 years by the Securities and Exchange Commission (the “SEC”)) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended; (c) the date on which the Company has, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which the Company is deemed to be a ‘large accelerated filer’, as defined in Exchange Act Rule 12b–2. The Company will continue to qualify as an emerging growth company until the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to a registration statement under the United States Securities Act of 1933, as amended), unless it otherwise ceases to qualify as an emerging growth company.

Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, the Company has pursuant to Section 107(b) of the Jobs Act irrevocable elected to avail itself of the extended transition period for so long as it continues to qualify as an emerging growth company.  As a result it will be exempt from the requirement to include an auditor attestation report in its annual reports filed under the Exchange Act, even if it does not qualify as a “smaller reporting company”. In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Any U.S. domestic issuer that is an emerging growth company is able to avail itself to the reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and to not present to its shareholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved, or present the relationship between executive compensation actually paid and our financial performance. .

History of the Business

USMetals is a Nevada corporation formed on May 3, 2000 as Deco Tek, Inc.  On March 12, 2002 the Company changed its name to USMetals, Inc.  In April 2002 USCorp acquired the company and its 141 unpatented mining claims known as the Twin Peaks Project in Yavapai County Arizona (the “Twin Peaks Project”) by issuing 24,200,000 shares of USCorp’s common stock in exchange for all 24,200,000 issued and outstanding shares of Deco Tek, Inc.  The Company became a wholly owned subsidiary of USCorp as a result of this share exchange.  The Twin Peaks Project currents consists of 268 lode and 8 placer claims comprised of the 2002 acquired 141 claims, 31 claims acquired by USMetals in 2008 by filing original mining claims with the Bureau of Land Management and 104 claims acquired by AGC in 2011 by filing original mining claims with the Bureau of Land Management.

The Twin Peaks project also includes the 104 Serendipity Claims acquired in 2012 pursuant to the March 22, 2011 Asset Funding/Operation and Shareholders Agreement (the “Transaction”) with Arizona Gold Corp., a private British Columbia corporation (“AGCBC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”).  William and Denise DuBarry Hay and Kaswit, Inc., were the principal shareholders of AGCBC with no prior relationship to USCorp.  The Transaction provided  for the sale of the USMetals Twin Peaks Project to AGCAZ in exchange for 90,200,000 shares or 61.34% of AGCBC’s common stock.

In 2011, pursuant to the Transaction, AGCBC sold its common stock for proceeds of $1,500,000 which was used for the mining exploration program on the Twin Peaks Project.  The Agreement was subsequently unwound in 2012 whereby USMetals become the 100% owner of AGCAZ through the issuance of the shares of 56,800,000 USCorp shares of common stock to the above shareholders of AGCBC.  The Transaction was unwound as a result of AGCBC’s decision to halt further financing of the exploration program.

On May 30, 2012, the Board of Directors and holders of the majority of the outstanding common stock of USCorp, elected to distribute its shares of USMetals common stock, representing approximately 100% of the issued and outstanding common stock of USMetals to the USCorp shareholders at the rate of one share of USMI common stock for every ten shares of USCorp Common Stock outstanding, and one share of USMI common stock for every ten shares of Common Stock underlying the eight to one conversion rights of the outstanding USCorp Series A Preferred Stock and the two for one conversion rights of the outstanding Series B Preferred Stock.  The record date for the dividend is July 1, 2013 and the distribution date will be set as soon as the registration of our common stock under the Securities Act of 1933 is effective and our filing with the Financial Industry Regulatory Agency (FINRA) is complete.  The purpose of the distribution is to establish USMetals as a separate company and facilitate the financing and development of its business independently of other properties of USCorp and its subsidiaries.

The following table illustrates the USCorp dividend distribution.

Type of USCorp Equity	Outstanding as of 7/1/2013	Right to Common Stock	Dividend @ 1 for 10
A Preferred	25,600,000	204,800,000	20,480,000
B Preferred	105,000	210,000	21,000
Common	544,662,419	0	54,662,419
Total	74,714,452

Narrative Description of the Business

The purpose of USMetals is to engage in the business of acquiring and developing mineral properties, exploring for gold, silver, and other non-ferrous and minerals within the contiguous United States. It is the further intention of USMetals to mine and to process any commercially-proven reserves developed at its properties.

The Twin Peaks Mining Claims are located in West-Central Arizona, in the Eureka Mining District of Yavapai County, Arizona, approximately 42 miles west of Prescott, Arizona. Within the boundaries of these Mining Claims, more commonly referred to as the “Twin Peaks Project”, are the historic sites of the Crosby, Hayes, Swiss Belle and Gloryhole Mines, past producers of gold and silver. The Twin Peaks Project claims are geographically located in the southwestern division of the Eureka Mining District, which includes many significant mines and prospects. There are tungsten mines in the Camp Wood area, to the northeast, the existing historic gold mines and prospects which abut the Twin Peaks property to the southeast along the Santa Maria River, and tungsten, copper, and zinc mines to the south and southeast. The area has a long history of mining activities. Mining companies can obtain experienced labor, affordable housing, equipment repair, and mining services within the district.

The Santa Maria River traverses the Mining Claims and USMetals is the only company that holds water rights to that section of the river, a valuable asset for a mining company in this arid country.

All of the Twin Peaks’ mining properties are unpatented mining claims.  The real property upon which the Twin Peaks claims are located is owned by the United States: We do not hold title to the properties in fee simple. Consequently, the Company has only possessory title with respect to such properties, meaning the right to exploit the mineral resources on the claims.    The Company must maintain its possessory title by performance of exploration activity and/or making annual payments.  The claims were duly transferred by official deed from the prior owner to USMetals on March 22, 2002 and from USMetals to AGCAZ in May 2011, and in September 2012 the Twin Peaks project claims were returned to USMetals’ control under the terms of the unwinding agreement with AGCBC et al in which AGCAZ became a wholly owned subsidiary of USMetals.  All of the Company’s claims are subject to the applicable rules and regulations of the United States Department of the Interior, Bureau of Land Management, which administers our use and activities on said Mining Claims. The Company has paid all of the required fees in order to maintain the Twin Peaks Mining Claims for the current periods. All of the necessary documents and affidavits have been filed with the Yavapai County Recorder.

USMetals has had a number of strategic working relationships with various independent contractors in order to develop its Mining Claims. USMetals further relies on the declarations and valuations formed and given in past geological exploration and geochemical studies. USMetals has had consulting and/or independent contractor relationships with Pincock Allen & Holt (“PAH”) Boart Longyear, LLC, Image2Map Services, LLC, Harris Drilling Company, ALS Chemex, SGS Labs, Country Chemist, Geological Support Services and the 129-year-old Jacobs Assay 1880 that was recognized by the Bureau of Land Management; Laguna Mountain Environmental, Biozone, Inc. Wondjina Research Institute and Quantum GeoConsultants Group, LLC. It should be noted that if USMetals was forced to disassociate itself with one or more of the abovementioned independent contractors, it could readily secure the services of other individuals or entities to perform the work or services of equal or greater quality; the loss of any one or all of the abovementioned contractors would not cause USMetals material adverse effects; however, each of these firms has demonstrated its capability and reliability in assisting the Company and USMetals to develop the Mining Claims, and, to date, the abovementioned contractors have provided invaluable assistance to the Company’s senior executive management in evaluating the potential represented by the Twin Peaks Mining Claims.

Our parent company, USCorp, in 2007 completed a scoping study on the Twin Peaks Project that identified mineralized material on the property. The scoping study was performed and used in preparation for the exploration program and is not to determine the feasibility of profitable exploration.  During fiscal 2009 we completed Phase 1, Phase 2 and Phase 2.5 of a 3-phase drilling program. In 2012 we completed Phase 3 of the drilling program.

In 2011 and 2012 The Company under the direction of Arizona Gold Corp, (“AGC”) conducted Phase 3 of its drilling program at Twin Peaks. The report provided by the onsite geologist has been reviewed by our Mining Consultant, Edwin Arbar, who has provided the company with an analysis that is summarized below:

Project Description and Contractors

In 2011 Arizona Gold Corp, a British Colombia corporation (“AGCBC”) contracted Pincock, Allen & Holt (“PAH”), an internationally known consulting firm, as AGCBC’s Project Consultants and Managers. The original PAH Chief Geologist, Barton Stone, began reconnoitering the Twin Peaks project and surrounding areas. Barton Stone then outlined a 13,000 feet drilling program to be directed at five (5) high interest areas of mineralization. Mr. Stone also recommended taking samples at five (5) foot intervals of cored rock. The five (5) foot sample interval for assay tests is a Mining Industry Standard.

The primary operator with total Project responsibility during the Phase 3 Drilling program was AGCBC. AGCBC contracted Michael Krokosz at the behest of PAH’s Geologist Craig Horlacher. Mr. Horlacher replaced Mr. Barton Stone who was the previous and first PAH Geologist on the Phase 3 contract at Twin Peaks. Mr. Stone was reassigned by PAH before drilling was initiated.  Additionally Geological Support Services provided geological consulting services on the project.

The newly appointed PAH Chief Geologist, Craig Horlacher, formulated a sampling protocol for this project. Samples were to be taken at one (1) foot intervals and a portion of the split sample was sent to Arizona Assay Laboratory (“AAL”) to be fire assayed for gold and silver. One-half of each sample was kept by AGCBC in a secured site at the project office in Wickenburg, Arizona, for future reference. The assayer was instructed to retain all “pulp” material for each sample sent to them for processing and assaying. The samples of “pulp” and the remaining one-half of the core samples are now in the process of being re-checked by spectrographic analysis (XRF) for any metal content that may have been missed or inadvertently overlooked by the assay laboratory, AAL.

AGCBC contracted Boart Longyear Drilling Services (“BLDS”), rated as one of the largest international drilling companies in the mining industry. BLDS was hired to drill at locations thought to be drill targets of ore. PAH and AGCBC Geologists initially identified five (5) areas as prime locations to intersect precious metal deposits.

AGCBC initiated Phase 3 drilling program at Twin Peaks on November 9, 2011 in the Hayes Mine area. The objective was to drill alongside and then drill through the Quartz Dike at the Hayes Mine area.

Michael Krokosz, AGCBC Chief Geologist, maintained the “sampling protocol” formulated by PAH Geologist, Craig Horlacher, by taking assay test samples at one (1) foot intervals of cored rock material.

Analysis

There are several lessons learned from the experience of Phase 3 Drilling Project. Number one is the importance of concentrating on locating and testing when encountering the pathfinder metals, Iron and Iron Oxides, when associated with Quartz Dikes or any other rock structure. Ore has appeared in host rocks such as metagranites and schists that are often associated with the Quartz Dikes. Historical Geology comes into play with the association and relationships of various lithologies, which must be studied and recorded further in greater detail.

Quartz Dikes were formed millions of years ago by migrating magmatic solutions under intense heat and pressures thereby filling some fault systems on Twin Peaks that are now prominent Quartz and Pegmatite Dikes. While some faults were being filled with magmatic solutions, some faults were filled to form Quartz Dikes. The tectonic forces caused crushing, heavy fracturing and folding of existing rock structures that allowed the Hydrothermal (mineralized) waters to penetrate, disseminate and (sometimes) deposit metals throughout the fault/fracture zones. This process sometimes included Quartz Dikes and related dike systems. In other words, mineralization came long after the Quartz Dikes were formed. The mineralization was structurally controlled by fault systems and Dikes of all types (including Pegmatite Dikes).

Since it has been determined that mineralization came AFTER the Quartz Dikes were formed, it is now known that the origin of the mineral waters was probably from a massive detachment fault system located at great depths. Blocks of regional plates passed over each other by tectonic forces related to continental subduction.

Although the Phase 3 drilling project did not produce the number of expected results, the project Geologist and others are confident they know where the Feeder may be located. The Feeder location that fed the ore found and mined at the Crosby, Hayes, Swiss Belle and Glory Hole mines can be better identified.

New, state-of-the-art techniques and scientific instruments will be used by USMetals to capitalize on newly discovered locations as a result of the Phase 3 drilling program where significant gold values were discovered during the program, but not pursued, as the company believes should have been by geophysical surveying and testing to identify the structures where the Phase 3 core driller made a significant gold hit.

Research and Development and Exploration Expenditures

During the fiscal years ended September 30, 2012 and 2011, we spent $687,761 and $104,098 respectively on exploration activities.  For the nine months ended June 30, 2013 we have spent $11,008 in exploration.  We spent $0 on research and development for the same periods.

Government Regulation

The exploration and development of a mining prospect is subject to regulation by a number of federal and state government authorities. These include the United States Environmental Protection Agency and the Bureau of Land Management, as well as the various state environmental protection agencies. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral extraction, ore milling, water use, waste disposal and use of toxic substances. In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of Notices of Intent and Plans of Operations, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

We must comply with the annual lease requirements of the United States Bureau of Land Management (“BLM”) which include the BLM’s filing requirements of our proposed exploration, including Notices of Intent and Plans of Operations. In connection with our exploration and assessment activities, we have pursued necessary permits.  We will need to file for water use and other extractive-related permits in the future.  Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.  Our annual maintenance fees are $140 per claim and are due on or before August 31 of each year.

Any exploration or production on United States Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property, whether owned or leased, will have to comply with the Endangered Species Act and the Clean Water Act. The cost of complying with environmental concerns under any of these acts varies on a case-by-case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

Other than the normal bonding requirements, there are no costs to us at the present time in connection with compliance with environmental laws.  However, since we anticipate engaging in natural resource projects, these costs could occur at any time. Costs could extend into the millions of dollars for which we could be liable.  Even if liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

Competition

There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential. USMetals will compete for promising gold exploration projects with other entities, many of which have greater financial and other resources than the Company. In addition, USMetals will compete with other firms in its efforts to obtain financing to explore and develop mineral properties including the claims it already owns. Further, the mining industry is typified by companies with significantly greater financial resources and market recognition than the Company. At present, the Company is not a significant factor within this industry.

Employees and Independent Contractors

The Company does not employ any person full time and has two persons performing occasional part time clerical help.

Legal Proceedings

USMetals is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers and others but recognize the risk of legal action in today’s business environment as an unfortunate price of conducting business.

Description Of Property

The Company’s principal executive offices are located at 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102 and its telephone number is (702) 933-4034.

This map shows the Twin Peak Project claims group outlined in Blue. Shaded areas indicate areas of historical exploration work during the past 30 years.

History of previous operations.

Twin Peaks Project claims group, in the Eureka Mining District of Yavapai County, Arizona: From a historical perspective, Spaniards arrived in the area over 400 years ago and used the Santa Maria River to gain access to the claims area. According to historical sources, the local Native Americans were used by the Spaniards to mine gold and silver in the area, which was refined and shipped to Spain. More recently, in the 1800s, John Lawler and Charles Crosby pioneered the Eureka Mining District. In 1883, John Lawler discovered the area was rich in gold, silver, lead, and zinc.

Charles Crosby first discovered the Crosby Mine and worked his claims from 1906 to 1933. His works are on a mineralized structure and flat zone. When the Crosby Mine opened in 1906, it processed 120 ounces of gold per day. It operated a 40-stamp amolotion mill until World War II. The Crosby group of claims are in the northeast corner of the Twin Peaks claims group.

From the mid-1920s to the mid-1930s, a prospector worked the Gloryhole claim, in the southwest quadrant of the Company’s Twin Peaks claims group. The ore he mined ran over 8 ounces of gold per ton. In 1941 and 1942, the claim was yielding 2.6 ounces of gold per ton. At that time, the ore was shipped to the railhead at Hillside and then by train to a smelter in El Paso, Texas.

In 1885, the Hayes Silver Mine opened. The deposit at the mine was so rich - over 300 ounces of gold and silver per ton - that the owners shipped the ore directly to England for smelting and refining. The Hayes claims group is part of the Company’s Twin Peaks claims group and located in the western quadrant of the property.

No contamination from prior operations has been identified by the Company or the Bureau of Land Management and surface disturbance is limited to the grading of access roads.

The present condition of the property, the work we have completed on the property, our proposed program of exploration and the current state of exploration of the property.

Twin Peaks Project Claims Group: The Company has conducted exploration work on the property, including drilling 3,000 feet of core samples in 2002 (in addition to 10,000 feet drilled by prior owners) and road improvements to repair and create dirt road accesses to the property, and re-stake all claims using GPS. The Company relies on geological work of experts performed by us and under prior ownership in support of our reports of the presence of gold, silver, uranium and other mineralization on the property. In 2007 we completed a scoping study on the Twin Peaks Project that identified mineralized material. In December 2007, we received a Cultural Resource Survey (an archeological report) for proposed drill sites as part of the Company’s application filed in August 2007 with the BLM to conduct additional drilling to prove up reserves. In August and September and October of 2008 5,000 feet of holes were drilled using reverse circulation drilling, completing Phase One, Phase Two and Phase 2.5 of our current drilling program. During the Phase 1 drilling program the Company participated in a multi-agency test program of the NITON pXRF. The handheld device is purportedly capable of analyzing an ore sample and providing an immediate analysis of all minerals present above an atomic weight of 12. Certified assay results from the labs of samples taken during the Phase 1 and 2 drilling program and the preliminary results produced by the NITON pXRF were compared. The comparison was inconclusive regarding the usefulness of the device in exploration activities. The Company is not conducting mineral extraction operations on this property yet.

In 2011 the BLM approved a revised Mining Plan of Operations for an expanded drilling program on the Twin Peaks Project. Boart Longyear, the drilling company that conducted our Phase 1, 2 and 2.5 drilling programs, conducted the revised drilling program, which began in November 2011. Phase 3 of the drilling program was completed in 2012. See Section Recent Exploration and Samplings below.

The physical condition of the plant and equipment and the source of power utilized with respect to each property

At this time there are no physical plants on any of the Company’s properties. The Company owns rights to water on the Santa Maria River which traverses the Twin Peaks Project property. Power is available on properties adjacent to the Twin Peaks Project and portable generators can be used as necessary. Adequate roads exist to each of our claims groups. Some existing roads have been repaired or extended.

A brief description of the rock formations and mineralization of existing or potential economic significance on the properties, including the identity of the principal metallic or other constituents.

Past geologic valuations have been confirmed by geological work reported in the 2007 scoping study on the project that indicated mineralized material on claims within the boundaries of the Twin Peaks Project. The Company uses these historical and current reports in support of its determination that economically viable mineralization is present on the properties.

According to past geologic valuations the Crosby claims are within an area of banded gray schist that is surrounded by light-colored granite and intruded by pegmatite, rhyolite-porphyry, and basic dikes. The vein strikes N10E, and dips 25 to 30 degrees E, and attains a width of up to 18 inches in the old workings. Rich ore from the oxidized zone shows brecciated quartz with abundant cellular limonite. Several structural zones appear to control the mineralization within the claim group. It can be considered that an alignment of a structural trend exists, with a bearing of about N2OE between the Hayes Mine and the Crosby Mine, with the Swiss Belle Mine at midway along the trend. Another structural zone which is expressed by a dike and is reported to run from the Santa Maria River to the base of Hayes Peak has an average bearing of about N53W. The Hayes Shaft was sunk within this dike. The dike probably passes slightly west of the Gloryhole Mine and then intersects a N2OE structural zone near the base of Hayes Peak. The structural zones seem to influence wide areas adjacent to them, which is confirmed by favorable assays and also by the Very Low Frequency Electromagnetic survey. Cutoff grade valuations were not performed.

The phased nature of the exploration process, and the place in the process our current exploration activities occupy.

Phase 1 of the exploration process has been completed on a portion of the Hayes group of claims within the Twin Peaks Project. Phase I supplemented the previous exploration effort with additional geological, geochemical and geophysical surveys, drilling, excavations and road building. We also completed a scoping study. Phase I was designed to furnish pertinent data for the design of Phase II Mining Operation Plan.  In August 2008 we commenced with drilling and assaying in the areas previously targeted in prior geological reports. The drilling program was designed to confirm the geology and mineralization in the target areas; a broad program is not necessary due to prior geological work. Extra samples have been retained for metallurgical testing on promising zones.

The results of testing the samples has allowed us to plan the conceptual mine and milling plans, including flow-sheets that were used in the scoping study process along with the on-going economic and cost modeling evaluation of the project. While the results were being evaluated we completed the collection of the archeological and environmental data necessary for further exploration.  Phases 1, 2 and 2.5 and 3 of the Twin Peaks drilling program have been completed.

Recent Initial Exploration and Exploitation

Although many companies and individuals are engaged in the mining business, including large established mining companies, there is a limited supply of desirable mineral lands available for claim staking, lease, or other acquisition in the United States and other areas where USCorp contemplates conducting its exploration and/or production activities. However, it has been determined by qualified geologists and mining companies that our Arizona properties have mineralization of a variety of precious and non-precious minerals. Historically, the specific geographic region in which we intend to conduct its exploratory and mining activities has been the subject of various general samplings, which were performed by the State of Arizona, the United States Department of the Interior Bureau of Mines, and the United States Department of the Interior Bureau of Land Management.

The Company has relied upon a number of studies by companies that are not presently affiliated or associated with USCorp to determine the feasibility and valuation of our pursuit to develop our Mining Claims. These studies are comprised of several exploration techniques, such as geological and geophysical surveys, drilling, and excavations, in order to determine the economic potential, and subsequent exploration and mining, of the Claims. These different firms have utilized varied means to calculate the potential of the exploration and development of the Twin Peaks Project’s Mining Claims.

Early Exploration Conducted and Valuations.

The Santa Maria River was named by the Spanish explorers who used it to access the area some 400 years ago. They used Native Americans to mine gold and silver from the area and shipped it back to Spain.

The first recorded production on the site began with the opening of the Hayes silver mine in 1886. Assays of the early Hayes ore exhibited values of over 300 ounces of silver per ton. In fact the ore was so rich it was shipped directly to England for smelting.

In 1906 Charles Crosby and John Lawler discovered the Crosby mine two miles to the north of the Hayes mine. The Crosby mine produced 120 ounces of gold per day up through 1936. In 1936 a new high grade vein was encountered and production was increased.

Also in 1936 the Gloryhole mine was opened by a prospector to the west and over the ridge from the Hayes mine.

The Swiss Belle mine was opened between the Hayes and Crosby mine. The Swiss Belle, like the Hayes reached depths of 400 feet and had extensive underground workings.

The advent of World War II and The War Powers Act closed these 4 mines, but by that time the Crosby mine alone had produced over $100,000,000 worth of gold at today’s prices. Also during that time the Hayes, Swiss Belle, And Crosby mines were patented and are still retained in private ownership.

The rising metals market in the late 1970s spurred renewed interest in the properties. An exploration and drilling program was completed in the Hayes region.

Several of the claims that had become available were restaked by Hayes Mining, Primary Metals, and other private corporations and individuals.

By 1985, 134 of the current 272 claims had been staked and were purchased from their various owners by American Metals and Minerals Inc.

The original group of 134 claims was then referred to as the Santa Maria Mine, named after the river that traverses the property. In 1996 the majority of the claims were transferred to private ownership only to be sold again in 1997 to another corporation, Santa Maria Resources. This corporation began new exploration and developmental work on the property. The breaking news of the Bre-x fraud and consequent plummet of the metals market served to scuttle Santa Maria’s aspirations. Funding sources dried up and the owners were unable to secure sufficient resources to go forward with the project.

In 2002 USCorp acquired USMetals Inc. the owner of the mineral rights to the claims group. Since that time USCorp has devoted substantial resources towards consolidating, and expanding the property with the hope of eventually bringing it into production.

Past geological studies indicate that beginning in 1981 a geologist performed certain exploratory drillings in order to obtain samples of the contents from the Crosby Site No. 6, located Yavapai County, Arizona (one of the claims in what is now called the Twin Peaks Project). The geologist drilled 28 core drill holes on a grid at the Crosby claim site. His report was based on 200-foot depth cores. This area was 18,519 cubic yards, or approximately 20,000 tons of mineralized material. The total area that was drilled was 1,500’ x 600’ x 200’. A total of 744 core samples were taken from the 6,000-foot of core hole drillings. The samples were assayed for gold and silver.

The results indicated the presence of mineralization of gold and silver. The core samples also revealed quartz monzonite porphyry formations throughout the area of sampling. The many faults located in this area were of considerable importance in controlling supergene enrichment; the largest quantity and highest grade of ore occurs when these faults intersect or are closely spaced. There was significant evidence of this enrichment recorded from the samples taken from the Crosby site area. And, the gold and silver that was found is natural to the formations of the enrichment zone.

Recent Exploration and Samplings

The 2008 geological surveys confirmed prior geological reports. It was verified that the Twin Peaks Project is on a mineralized structure and flat zone with gold and silver carrying mineralization.  Historically, over 10,000 feet of core drillings were performed and over 1,500 fire assays were conducted. These assays showed gold and silver mineralization.

The geological, geophysical, and geochemical studies stated above were reviewed and evaluated by an independent mining, consulting, and geologic firm that was engaged to evaluate the commercial feasibility of the claims. The report and economic study recommended the continuation of exploration and the start of production.

The geological justification for the exploration project at the Twin Peaks Project is that numerous past geological studies have found gold and silver mineralization at various locations within the boundaries of the claims group. There are also areas within the claims group that contain uranium and areas containing polymetals.

In 2011 Pincock, Allen & Holt’s Chief Geologist, Bart Stone, conducted an examination of the Twin Peaks project, including the newly added 104 claims referred to as the Serendipity claims located west of the historical claims group and contiguous with them.  The PAH Geological Summary contained the following points:

1.)
GEOLOGIC FORMATION. "The Twin Peaks project is situated in the faulted border zone between the Colorado Plateau and the Southern Basin and Range Province of the North American Craton (Craton: a large, stable block of the earth's crust). Pegmatites are abundant and reach lengths of dozens of feet and widths of up to 10 feet. Typical mineralogy of the pegmatites includes large Muscovite books, black tourmaline crystals, quartz crystals, and orthoclase and plagioclase class feldspars." (Pegmatites: coarse-grained, igneous rocks, usually granite, characterized by large well-formed crystals, and often contain rare elements.)

2.)
GEOLOGIC ORIGIN OF PRECIOUS METAL MINERALIZATION AT TWIN PEAKS. "Localized faulting has led to Cretaceous and Tertiary volcanic activity and epigenetic hypogene enrichment." Epigenetic refers to ores and mineral products introduced into their surrounding rocks after the rocks themselves had already come into existence. Hypogene enrichment (in a deeper layer) is significant because a mineral of supergene origin (from a more superficial layer) is likely to disappear within a few hundred feet of depth. If the relative proportion of supergene to hypogene ore minerals can be estimated (by Phase 3 drilling and assay), the ratio gives a basis for estimating the grade of ore that will be expected in the primary zone below the reach of enrichment.

3.)
ASSAY RESULTS IN SUPPORT OF GEOLOGY. PAH noted that "…good gold values were found near the contact between the Tertiary plug and the underlying granitics just to the south of the Hayes mine area…" PAH also noted large pegmatite veins and structural fault zones with gold and silver at various dip and strike angles. Examples of assay results are given in our July 18, 2011 press release.

4.)
ORE TYPE. Gold and silver mineralization in the claims area is characterized by massive white Drusy quartz with relict sulfide casts. Drusy quartz veins are typical of precious metal systems worldwide. Two extensive drusy quartz veins carrying gold and silver mineralization were discovered during PAH's site visit in addition to other gold and silver deposits found at fault intersections and in known historical workings on the property.

5.)
ESTIMATION OF PRECIOUS METALS AT TWIN PEAKS. PAH concluded that the Twin Peaks property has definite upside potential, that “a potential 5,000,000 tons or more of resources” [gold and silver] resides in three lengthy quartz vein structures, including two discovered during PAH's site visit, and that other gold and silver mineralization [that is, gold and silver bearing ore] also occurs at fault intersections, and in known historic workings on the property.

Boart Longyear was contracted to complete the revised Phase 3 Drilling program that included additional drilling targets in the newly added claims group. This program began in November 2011 and completed in 2012.

Next Steps

A new plan has been put in place to execute a new drilling program based on the planned geophysical 3-D model that will show the gold target(s) including size and depth of the target.

New ASTER satellite photos have recently been obtained for interpretation by a USMetals contractor. The interpretations will zero in on “geo-magnetic” and “mineral alteration” areas with readings that are then interpreted to identify target areas that indicate deep structural features and areas of alteration that are then targeted for geophysical (sub-surface) exploration.

A geophysical crew will conduct magnetic (magnetometer), VLF (very low frequency), and I. P. (Induced Polarity) surveys in the ASTER targeted areas that will ultimately produce 2-D and 3-D models showing specific locations as drill targets. These scientific procedures (previously unused) will eliminate reliance on visually targeted surface mineralization areas that was previously used by AGCBC during Phase 3 Drilling Project to locate the drill holes.

The geophysical tests are capable of showing details of sub-surface geological structures up to one thousand (1,000) feet (or more) below surface. USMetals has integrated this new technology for the next phase by employing state-of-the-art technologies previously not used on the Phase 3 drilling project. Newly formulated and patented mineral location Software, NASA satellite technology and complex Electo-Therm computerized systems can now reveal detailed sub-surface geology by sending electrical signals down through solid rock structures to locate Minerals, Oil and Gas.

We need to arrange for additional financing in order to complete these milestones.  Failure to obtain additional financing will delay implementation of our exploration plan until such financing is arranged.

A breakdown of the exploration timetable and budget, including estimated amounts that will be required for each exploration activity.

Based on the above referenced scoping study the exploration timetable and budget for the Twin Peaks Project is as follows:

Initial capital costs are currently estimated to be $12,974,728. All amounts are in US dollars to complete a comprehensive drilling program, road repair and extensions, design and building of a test mill. The estimate of six month time period is an estimate of time need to perform tasks only and does not take into account delays for governmental review and approval of our mining plan and adequate funding.

EXECUTIVE OVERVIEW OF PHASE 4 EXPLORATION PROJECT

As a follow-up project, Phase 4 will build on the experiences of Phase 3, this general outline is offered for the mobilization and initiation of steps used by most major mining companies:

Formulate an estimated budget to perform the sequential steps to complement and support each category that will lead up to & through the drilling program.  A mining plan will follow.

Principal stages:

Complete a “Digital Geological Map”. This is a necessity on all mineral exploration projects.   The “Geo-Map” will be a basic reference tool.  The map will be used by Geophysical Surveyors to lay out ground rods for Induced Polarity lines and for Magnetometer surveys.   Later, the Drilling Contractor and the Geologist will use the “Geo-map” to preplan the proper drilling locations and angles to hit the drill targets as identified by the Geophysical models.  The Chief Project Geophysicist, Chris Ludwig, will become a part time consultant to the Drilling Contractor and site Geologist.   Drilling is a critical and expensive stage of an exploration project, so the procedures must be maximized with the best experienced and talented professionals that are available.  When completed, the digital geological map will be the basic topographic map allowing various Mylar transparent plans as overlay maps to show the precise locations of each item visible by aerial photos & will include GPS locations of all known and numbered drill holes, dikes, roads, mines, prospects, natural springs, drill pads, major vegetation, mine tailings, faults, abandoned items, & GPS locations/sites of significant rock grab samples.   A Geology Professor at any School of Mines will state that a geological map is absolutely essential for all mineral exploration and mining projects.  To date, mapping allowed us to find two different rock samples that have visible gold and we know the exact locations.  Geological mapping will aid us in discovering more gold, silver and base metals.  Photos & video will be available soon.

Geophysical surveysusing Magnetometer and Induced Polarity will reveal subsurface anomalies including quartz veins, intrusive structures, structural rock density deviations, fault systems, structural shearing, and dense ore bodies as targets.    Drilling without knowing the subsurface structures is “a roll of the dice” similar to the oil well business of “wild catting” that was meant to get lucky & hit oil.  To maximize success of this drilling program, the project manager must not allow drilling a hole based on a “hunch”, but must be based on hard, scientific evidence with 2-D & 3-D models generated by state-of-the-art software.  There is another type of geophysical method of incredible accuracy and clarity, but it is extremely expensive. It’s a proprietary instrument & systems called “Orian 3D & Titan 24”, owned by “Quantec Geoscience” that may be used if prior test results make additional testing warranted.

Driling by reverse circulation and core:   Reverse circulation drilling will dominate the drilling methods.  Reverse circulation is +/- 60% less cost than the coring method.  Handling reverse circulation cuttings (chips) for assay analysis is faster & simpler than preparing core samples.   R. C. chips are easily prepared, bagged & easier to handle than core samples.  Drill rigs that work in steep/rocky terrain will be skid mounted type.  Easily accessed drill sites will accessed by pneumatic wheel rigs( or track rigs).  Drill samples assaying above cut-off grades will qualify for continued drilling on the same hole to greater depths to test the igneous/metamorphic rock down to +/- 1,000 feet below surface.    It is currently the belief that most of the deeper drill holes will be at the contact zones of volcanics with heavily mineralized black & dark-red coloration.  Also, drilling within the volcanic intrusive itself, as encountered near the southern boundary line of Twin Peaks will be tested.   Drill rigs & support equipment must be serviced at the end of each shift to mitigate break-down.  Deep core drilling, if used, will require the “wireline” method to retrieve the core.  Wireline drilling saves a considerable amount of time, allowing a driller to extract core without pulling drill pipe to the surface to retrieve the core.

Onsite Spectrographic analysis and fire assay facilities are essential to maintain continuity and a cohesive drilling program.   A “DeltaNu” Raman system, an Innov X System or a Niton XL3t-900 must be purchased or leased and will remain with the Geologist or Geotechnician at the drill rig during all drilling work hours to promptly analyze the R. C. cuttings and/or the Core to determine metallic content of precious metal or other pay metals.  Using a single, off-site assay laboratory is defeating the purpose of drilling more “satellite holes” when a precious metal “hit” is made.  Using a single offsite assay laboratory requires losing shipping time, expensive shipping costs of rock samples, and the site Management & Geologist must wait weeks before knowing if the drill samples are above the cut-of grade.  Knowing the metallic content & o.p.t. by on-site assaying allows the Geologist to continue drilling additional closely spaced holes next to the original metallic “hit” drill hole as warranted by the good/great assay results.

A bar chart work schedule will be compiled after more clarity is available for this project.  The main anticipated impact to the work schedule will be inclement weather and/or BLM inspectors challenging the project’s permitted & allowed “ground disturbance”.

Erosion is a major concern that must be addressed by the project.  The BLM will be pleased to see effective measures to mitigate erosion of dirt roads, staging pads, drill pads and other areas where ground disturbance is evident.  Water & ground pollution control is of paramount importance.  The site guards will be assigned to pick up trash & oil/diesel spills on the ground that must be shoveled into containers & removed from the site.  Previously disturbed surface areas made during Phase 3 operations must be re-seeded & covered by gunny sack-type material to assure in-situ plant growth.  An effort by USMetals to reinstate natural flora and other features will be noticed & appreciated by the BLM & Forestry departments.

TWIN PEAKS, PHASE 4, ONE YEAR BUDGET COST ESTIMATE

Full camp facilities along Santa Maria River bottom:	$125,000
Full camp facilities for 12 to 16 field personnel; includes 7/24 Room & Board w/washing facilities & latrines. Travel time from Wickenburg to work sites on Twin Peaks wastes at least two & one-half to three (2-1/2 to 3) hours each day/per man. Sixteen (16) men will cost the company close to $90,000 per year in lost production. Plus the cost of vehicle and fuel to transport them to the mine site.

Digital mapping of high interest (mineralized) areas:	$35,000
This cost does NOT include the complete Twin Peaks property. Mapping is now confined to large targeted areas identified by Geophysicist Chris Ludwig on Aster satellite photos. This digital mapping will include locations of all Phase 2 & Phase 3 drill holes, mines, prospects, roads, dikes, faults, shear zones, and locations of known grab samples with precious metal content. Mapping survey work recently discovered visible gold. These gold samples are available for viewing.

Aster map interpretation; Ming ho Du & Chris Ludwig:	$55,000
Continue satellite photo service from Ming Ho & on-site over-site of Geophysical surveys by Geophysicist Chris Ludwig. Chris Ludwig will oversee the Geophysical subsurface surveys to assure they test all areas identified by Chris on his Aster satellite interpretation maps.

Geophysical ground surveys by Magnetometer & I. P.:	$175,000
Geophysical subsurface surveys show location, depth and size of drill targets on 2-D and 3-D color models of the subsurface down to 1,000 feet below surface…… IF THEY EXIST. This mitigates random drilling when the geologist and the driller are only guessing and hoping for a significant metal discovery, without knowing of an actual & real drill target.

Drilling 30,000’, by Reverse Circulation & Core methods:	$750,000
Core/reverse circulation drilling will go down +/- 1,000 feet in several areas which is exponentially more costly. Major ore discoveries have been made at drill targets that were several hundred feet below surface. (up to 780’).

Spectrographic testing @ drilling sites:	$65,000
Immediate spectro-analysis by a dedicated Geotechnician to test all r.c. chips and core samples for metal content is essential to maximize assay result accuracy & efficiency.
Fire assaying w/spectrographic analysis for 34 elements:	$385,000
A third-party certified assay laboratory must perform fire assays ONLY on selected samples by the drill site geologist at the drill rig. Also, the high cost budgeted for Fire Assaying is due to the fact that the new Project will use TWO (2) independent assay laboratories to preclude errors & omissions.

Bulldozer & backhoe rentals for access road repairs:	$460,000
The equipment could be purchased. This equipment includes full time use for exploration trenching on shallow ore discoveries, road maintenance and for access roads and drill pad construction during the drilling program. Includes qualified operators for each piece of equipment. Includes an equipment service truck with a qualified heavy equipment mechanic with tig & mig welding experience.

Install culverts and erosion control facilities on roads:	$85,000
Heavy seasonal rain washes out roads and road crossing at arroyos. Corrugated steel pipe must be installed to prevent work stoppage due to heavy rains.
Safety/security personnel, 7/24 equipment & storage:	$195,000
Safety and security by 4 to 5 qualified persons are necessary to monitor SAFETY and guard equipment and tools against theft and vandalism, 7 days/week, 24 hours/day.
Home office salaries, overhead, insurance & burdens:	$680,000
Field office maintenance/janitorial, insurance & utilities:	$35,000
The “residence” in Wickenburg, AZ., is considered the main field office and base of operations. There are permanent and secured facilities for r.c. chip plus core sampling and storage
Geologists, Geotechnicians, Assay Chemist & Consultants:	$595,000
R.C. Chip test facilities with tool storage containers:	$45,000
Fuel, oil, maintenance, repairs, insurance of F-250/ATV:	$55,000
TOTAL ESTIMATED COST (NO CONTINGENCY)	$3,740,000

The costs for BLM and EPA permitting is not included in this estimate.  Permits & fees are not covered in this estimate.  This estimate does not include hiring a major consulting firm.  The hiring of a Lead Project Consultant, the estimated cost will be +/- $280,000.

Normal work hours on Twin Peaks is 8 hrs/day, 5 days/week unless changed and approved by Management to increase during critical events whereby 10hr work days and 6 days/week are necessary to maintain the work schedule of total project completion in approximately one (1) year.

How the exploration program will be funded.

Funding will be by equity or debt financing in the form of private placements, working interest joint venture, farm outs, sale or mergers, and/or gold bullion loans in the United States, Europe and Asia.  We continue to pursue additional sources of financing.

Identification of who will be conducting any proposed exploration work, and a discussion of their qualifications.

The Company has utilized the services of Boart Longyear Drilling, Image2Map Services, Inc., and Pincock Allen & Holt, for exploration and geological work on the Company’s properties. Given adequate financing we intend to use additional qualified mining consultants and engineers subject to their availability and willingness and our need, but we have not contracted with any other vendors as of the date of this Report.

Boart Longyear is the leading provider of mineral exploration drilling services and drilling products in the world. The Company is the only integrated drilling services and products provider, combining engineering excellence, global manufacturing facilities and the most experienced drilling services group in the business. With over 120 years of global mineral exploration expertise and the most innovative products in the market, Boart Longyear ultimately delivers unmatched reliability, productivity and safety to the worksite.

Since its inception some 42 years ago, Pincock Allen & Holt, (http://www.pincock.com) part of Runge Limited, has earned a reputation as a premier international consulting and engineering firm. They are one of the oldest and most respected organizations within the mining and energy consulting community. Pincock Allen & Holt has an unparalleled reputation for integrity and for technical, commercial, and engineering excellence. Its corporate resume includes more than 3,900 successfully completed assignments for many of the world’s foremost precious metal, base metal, industrial mineral, coal and energy operations. Pincock Allen & Holt reports are widely used to secure project financing and successfully undergo reviews and audits.

Image2Map Services, Inc. provides image processing and geological interpretations of satellite and aerial imagery to mining and minerals exploration companies worldwide. The company specializes in spectral interpretation to locate potential hydrothermal alteration targets and structure interpretation to locate potential lineaments and circular structures potentially related to mineralization of metallic deposits.

Specific Environmental Regulation.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Environmental liability may result from mining activities conducted by others prior to USMetals’ ownership of a property. Insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available at a reasonable price to companies within the industry. To the extent USMetals is subject to environmental liabilities, the payment of such liabilities would reduce funds otherwise available to USMetals and could have a material adverse effect on USMetals.

In the context of environmental compliance and permitting, including the approval of reclamation plans, the Company must comply with standards, laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted, constructed and operated and how stringently the regulations are implemented by the applicable regulatory authority. It is possible that the costs and delays associated with compliance with such laws, regulations and permits could become such that a company would not proceed with the development of a project or the operation or further development of a mine. Laws, regulations and regulatory policies involving the protection and remediation of the environment are constantly changing at all levels of government and are generally becoming more restrictive and the costs imposed on the development and operation of mineral properties are increasing as a result of such changes. The Company has made, and expects to make in the future, significant expenditures to comply with such laws and regulations.

The Environmental Protection Agency (“EPA”) continues the development of a solid waste regulatory program specific to mining operations under the Resource Conservation and Recovery Act (“RCRA”). The difficulty is that many Federal laws duplicate existing state regulations.

Mining companies in the United States are also subject to regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) which regulates and establishes liability for the release of hazardous substances and (ii) the Endangered Species Act (“ESA”) which identifies endangered species of plants and animals and regulates activities to protect these species and their habitats. Revisions to CERCLA and ESA are being considered by Congress; the impact on the Company of these revisions is not clear at this time. Environmental laws and regulations enacted and adopted in the future may have a significant impact upon our future operations.

Reclamation plans which are approved by various environmental regulatory authorities are subject to on-going review and modification. Although the Company’s management believes that the reclamation plans developed and implemented for its mine sites are reasonable under current conditions, any future re-determination of reclamation conditions or requirements could significantly increase USMetals’ costs of implementation of such plans.

USMetals expects to utilize “green” methods as much as possible beyond those required by existing environmental rules and regulations. We are exploring using wind and solar power to supplement our energy requirements; captured rainwater in order to reduce use of ground water and water that may have to be trucked in; solar powered conveyor belts to transport ore for processing, green fuels for vehicles, and other environment-friendly technologies that have been recently developed.

Twin Peaks Project Mineralization

Past geologic valuations have been confirmed by recent geological work as reported in the 2007 scoping study on the project that indicated mineralized material on claims within the boundaries of the Twin Peaks. The Company uses these historical and current reports in support of its determination that economically viable mineralization is present on the properties.

According to past geologic valuations the Crosby claims are within an area of banded gray schist that is surrounded by light-colored granite and intruded by pegmatite, rhyolite-porphyry, and basic dikes. The vein strikes N10E, and dips 25 to 30 degrees E, and attains a width of up to 18 inches in the old workings. Rich ore from the oxidized zone shows brecciated quartz with abundant cellular limonite. Several structural zones appear to control the mineralization within the claim group. It can be considered that an alignment of a structural trend exists, with a bearing of about N2OE between the Hayes Mine and the Crosby Mine, with the Swiss Belle Mine at midway along the trend. Another structural zone which is expressed by a dike and is reported to run from the Santa Maria River to the base of Hayes Peak has an average bearing of about N53W. The Hayes Shaft was sunk within this dike. The dike probably passes slightly west of the Gloryhole Mine and then intersects a N2OE structural zone near the base of Hayes Peak. The structural zones seem to influence wide areas adjacent to them, which is confirmed by favorable assays and also by the Very Low Frequency Electromagnetic survey. Cutoff grade valuations were not performed.

Twin Peaks is a High Angle Quartz vein stockwork of epithermal and secondary origine, developed in faulted and fractured Alaskite and Quartz monzonite porphyry. The major vein outcrops along a 1.5 to 3 mile strike with numerous smaller branches intersecting and running parallel to the main structure.

Regional Geology The property is situated in the faulted border zone between the Colorado Plateau and the Southern Basin and Range Province of the North American craton. Several orogenic episodes have left semi-eroded granitic batholiths interspersed with folded gneissic metamorphics capped by Precambrian and younger Cretaceous volcanic fields.

Local Geology The bulk of the Twin Peaks property is underlain by a granitic pluton. Uplift and erosion have served to expose a vast expanse of alaskite and quartz and related granetoid rocks. Pegmatites are abundant. Localized faulting has led to Cretaceous or Tertiary volcanic activity and epigenetic hypogene enrichment. Holocene weathering and deposition have left alluvial placers covering the flanks of the mountains with deep benches along the floodplain margins.

Most of the rocks exposed in the Twin Peaks area make up a metamorphosed, Precambrian complex of volcanic rocks, tuffacious rocks and sedimentary rocks and associated intruded igneous rocks of diverse composition. After considerable erosion this Precambrian complex was covered by rhyolite tuffs of late Cretaceous to early Tertiary age. Later, stocks of quartz monzonite and associated dikes were emplaced after erosion carved a surface of considerable relief upon these rocks.

Lava flows and volcanic cones dammed the principle streams, causing deposition of gravels and sands in the main and tributary canyons. This stage was culminated in the widespread outpouring of basalt flows which were carved into lava mesas by the latest interval of erosion.

Property Geology The Twin Peaks property extends from the Santa Maria River bottom across and over Hayes and Crosby Peaks alluvial benches along the river are capped in some places with recent basalt volcanics. The flanks of the Twin Peaks rise from the lava flows and show exposed plutonic rocks shot with a multitude of pegmatites and hydrothermal quartz carbonate veins. Localized red bed occurrences lie between and to the south of the two peaks and an isolated gneissic unit resides to the northwest of Crosby Peak between it and the town of Bagdad. Mineralization is largely contact and fault controlled, flooding surrounding parent rock at joint intersections.

Deposit types Deposit types present at the Twin Peaks mine include lode deposits in the bedrock consisting of primary and epigenetic structurally controlled mineralization. The mineralization may occur as vein hosted or as distinct halo alteration zones. Alluvial placer deposits at Twin Peaks result from weathering of the lode deposits.

Mineralization Mineralization at Twin Peaks is typically hosted in quartz veining and in argyllic alteration zones within the granitic parent rocks. Gold is typically free milling and in numerous instances appears in coarse concentrations as well as disseminated in the contact areole. Liesegang banding is prominently displayed in many of the joint sets.

Management’s Discussion And Analysis Of Financial Condition
And Results Of Operations

Forward Looking Statements

You should read the following discussion and analysis in conjunction with the audited financial statements and notes thereto for the fiscal years ended September 30, 2012 and 2011, and the unaudited financial statements for the fiscal quarter and nine months ended June 30, 2013 appearing elsewhere in this registration statement.  The information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21 E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. You are cautioned not to place undue reliance on these forward-looking statements

Overview

We are an “exploration stage” company. During fiscal year ended September 30, 2012, our activities centered on the exploration of the Twin Peaks Mining Claims are located in West-Central Arizona, in the Eureka Mining District of Yavapai County, Arizona. During the fiscal year, we did not engage in any commercially viable operations and realized no revenues from its activities. The annual costs incurred to date were primarily for the continued exploration of our mining properties including the 2012 drilling program, legal and accounting costs in conjunction with our general and administrative expenses in anticipation of completing exploration and commencing a test production program on the Company’s mining properties.

On March 22, 2011 USMetals entered into an Asset Funding/Operation and Shareholders Agreement (the “Transaction”) with Arizona Gold Corp., a private British Columbia corporation (“AGCBC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”).  William and Denise DuBarry Hay and Kaswit, Inc., were the principal shareholders of AGCBC with no prior relationship to USCorp.  The Transaction provided  for the sale of the USMetals Twin Peaks Project  to AGCAZ in exchange for 90,200,000 shares or 61.34% of AGCBC’s common stock.    The Twin Peaks Project consists of 268 Lode and 8 Placer Claims.

In 2011, pursuant to the Transaction, AGCBC sold its common stock for proceeds of $1,500,000 which was used for the mining exploration program on the Twin Peaks Project.  The Agreement was subsequently unwound in 2012 whereby USMetals become the 100% owner of AGCAZ through the issuance of 56,800,000 shares of USCorp shares of Common A stock to the shareholders of AGCBC.  The Transaction was unwound as a result of AGCBC’s decision to halt further financing of the exploration program in order to pursue other opportunities unrelated to mining.

Results of Operations

Revenues

During the fiscal years ended September 30, 2012 we had no revenue from operations and recorded $265 from the sale of equipment as revenue.  We had no revenue in 2011 and the nine months ended June 30, 2013 and 2012, the company recorded no revenue. The company is an exploration stage company.

Operating expenses

General and Administrative expenses for the year ended September 30, 2012 totaled $79,816 as compared to $74,567 for the prior year.  General and administrative expenses for the fiscal quarter ended June 30, 2013 were $5,050.  The expense is primarily the cost of maintaining the Company’s office expense as well as the regulatory cost of maintaining licenses and title to our claims.  Consulting expenses for the year ended September 30, 2012 totaled $7,494 as compared to $0 for the prior year are the cost of clerical assistance.  There were $57,082 in consulting fees which includes $55,567 of executive compensation and $1,515 for clerical assistance for the quarter ended June 30, 2013.

Mining exploration expenses were $687,761 for the year ended September 30, 2012, compared to $104,098 for the year ended September 30, 2011.  There were no mining exploration expenses during the fiscal quarter ended June 30, 2013 compared to $11,008 for the quarter ended June 30, 2012.

Professional fees for the year ended September 30, 2012 were $292,377 as compared to $221,752 for the year ended September 30, 2011.  Professional fees were $16,982 during the fiscal quarter ended June 30, 2013 as compared to $20,337 for the quarter ended June 2012.  Professional fees are primarily for geologist fees, attorney, accounting and audit fees.

Total operating expenses were $1,067,448 for the year ended September 30, 2012, compared to $400,417 for the year ended September 30, 2011.  The increase is due to the conduct of the exploration program.

Net loss attributable to common stock

We realized a net loss of $1,067,183 for the year ended September 30, 2012, compared to a net loss of $400,417 for the year ended September 30, 2011. The increase in the net loss is primarily related to the expenses of the mining exploration program we conducted.  Net loss for the fiscal quarter ended June 30, 2013 was $80,877.  Net loss for the nine months ended June 30, 2013 was $112,127.  The net loss since inception to June 30, 2013 was $2,069,632.

Liquidity and capital resources

At September 30, 2012, USMetals had current assets in the amount of $71,762 in cash compared to $1,089,351 in cash and $10,000 in deposits as of September 30, 2011.  Other assets at September 30, 2012 included our mining claims carried at $2,666,907 in 2012 and real property at $161,000.  The cash was derived from the 2011 sale of shares of AGC in connection with the above described Transaction with proceeds of $1,500,000.

At June 30, 2013, we had current assets of $2,391 in cash and $15,737 due from a related party.  The related party is USCorp, and the amount is due to our AGCAZ subsidiary arising mainly from payments of certain legal expense on behalf of USCorp.  Our other assets include our mining claims carried at $2,666,907, real property at $155,605 and Property & equipment net of depreciation of $9,519.  The estimated cost of our proposed drilling program is $3,140,000.  We intend to raise sufficient capital for the drilling program and ongoing expenses through the sale of our securities, including debt and joint venture with as yet unknown parties or a combination thereof.  We estimate our cash needs other than the drilling program to be $5,000 per month which is primarily accounting and professional fees which we anticipate will continue at approximately the same rate.

The mining claims were valued in connection with the unwinding of the Transaction by agreement dated June 28, 2012.  The agreement resulted in  the transfer of 100% of the common stock of AGCAZ to USMetals in exchange for 56,8000,000 shares of USCorp stock delivered to Arizona Gold Founders, LLC a private California limited liability company (“AGF”), William and Denise DuBarry Hay and Kaswit, Inc., a California corporation, the former shareholders of AGCBC.    A total of 30,800,000 USCorp shares valued at $1,540,000 ($0.05 per share) were issued to former shareholders of AGCBC and an additional 12,000,000 USCorp shares valued at $600,000 ($0.05 per share) were subsequently issued to former shareholders of AGCBC on April 1, 2013.  In addition 14,000,000 USCorp shares valued at $840,000 were held by “Hay” and per the March 22, 2011 agreement were required to be returned in exchange for the AGCAZ shares initially issued to Hay.  The shares receivable were reassigned to “Hay” in return for their outstanding shares of AGCAZ.  The total value of the investment purchased was determined to be $2,666,907.  This value was assigned to claims that became 100% owned by USMetals as part of the transaction.  These claims are analyzed annually for impairment and the company deemed no impairment necessary as of June 30, 2013.  William Hay received 7,000,000 USCorp shares in consideration of execution of the Transaction.  Kaswit, Inc., controlled by Denise DuBurry Hay received 7,000,000 USCorp shares received in consideration of execution of the Transaction.

The real property consists of a house which was acquired from a related party, William Hay, the principal shareholder of AGCBC.   The purchase price of the property was $161,000.  USMetals made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments are due quarterly.  The note is secured by the real property obtained in the purchase.  The Company uses the house as a headquarters for exploration of the claims.  During the nine months ending June 30, 2013, depreciation of $5,395 was recorded in relation to the real property.

We had current liabilities of $2,662,511 as of September 30, 2012 consisting primarily of $22,776 of accounts payable and accrued expenses and a loan payable to USCorp, a related party of $2,635,292.  Prior to July 17, 2013, this loan payable was recorded as inter-company debt without interest between a parent and its subsidiary corporation.  On July 18, 2013, a USMetals promissory note was executed in favor of USCorp.  The principal terms of the note are interest accruing at 0% from July 18, 2013 forward and payable on demand after September 30, 2014.  We also have a collateralized long term loan on the real property payable to William Hay, a related party of $134,076 whose current portion is $11,323.  As of June 30, 2013 the liability to USCorp was $2,746,003.

As of September 30, 2011 we had current liabilities of $462,655 consisting primarily of a $450,138 loan payable to USCorp, a related party. We expect to continue relying upon loans from USCorp, until we can independently develop other sources of working capital, however USCorp has no contractual commitment to continue making loans to the Company.  Such further advances will be added to the principal balance of the promissory note when incurred.

Our stockholders’ equity at September 30, 2012 was $113,751 resulting from $2,026,907 of common stock and paid in capital and the deficit accumulated in the exploration stage of $1,913,156.  Our stockholders’ equity at September 30, 2011 was $806,978 resulting from $1,500,000 of paid in capital pursuant to the Transaction and the deficit accumulated in the exploration stage of $693,022.

On June 5, 2013 we increased our authorized shares to 200,000,000 par value $0.001 shares.  On June 13, 2013, the outstanding 24,200,000 shares of USMetals common stock were forward split on a 4.1322 for 1 basis resulting in 100,000,000 shares held by USCorp.  The forward split shares were not registered under the Securities pursuant to the exemption contained in Section 4(2) thereof.  Not more than 74,714,452 shares will be distributed in the dividend of USMI common stock to the USCorp shareholders at the rate of one share of USMI common stock for every ten shares of USCorp Common Stock outstanding, and one share of USMI common stock for every ten shares of Common Stock underlying the eight to one conversion rights of the outstanding USCorp Series A Preferred Stock and the two for one conversion rights of the outstanding Series B Preferred Stock.   Fractional shares will be rounded up to the next whole share.  All USMI shares remaining held by USCorp upon completion of the dividend distribution will be returned to USMetals for cancelation.  The record date for the dividend is July 1, 2013 and the distribution date will be set as soon as the registration of our common stock under the Securities Act of 1933 is effective and our filing with the Financial Industry Regulatory Agency (FINRA) is complete.  The purpose of the distribution is to establish USMetals as a separate company and facilitate the financing and exploration of its business independently of other properties of USCorp and its subsidiaries.

Inflation

The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

Off- Balance Sheet Arrangements

The Company currently does not have any off-balance sheet arrangements.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes.  As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Daniels Corporate Advisory.  To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible For Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.  Our officers and directors collectively own 22,442,623 shares of our common stock which are eligible for sale pursuant to Rule 144.

Sale of Restricted Shares

In the future following the date of this prospectus, shares of our outstanding common stock may be issued and sold by USMetals in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale.  Such shares may be sold only pursuant to an effective registration statement filed by USMetals or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Selling Stockholders

Following the spinoff, we have registered 26,160,369 shares of our common stock held by non-affiliated stockholders of record and those shares beneficially owned by approximately 1,200 “street name” stockholders held of record by Cede & Co. for the benefit of various unknown stockholders, who may want to sell their shares.  Each selling stockholder may from time to time offer and sell any or all of its shares that are registered under the registration statement of which this prospectus is a part.  Because no selling stockholder is obligated to sell its shares, and because the Selling Securities Holders may also acquire publicly traded shares of our common stock, we can only estimate how many shares each selling stockholder will own after the offering.  In this prospectus, the term “selling stockholder” includes each stockholder, and its transferees, pledgees, donees, assignees, or other successors in interest.

All expenses incurred with respect to the registration of our common stock to be covered by the registration statement with respect to this prospectus will be borne by USMetals, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any selling stockholder in connection with its sale of shares.

All of the securities to be offered pursuant to the registration statement by the selling stockholders will be offered from time to time and for sale pursuant to the registration statement up to an aggregate of 26,160,369 shares of our common stock.

To our best knowledge, information and belief, during the last five years, none of the selling stockholders has been convicted in a criminal proceeding, or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

To our best knowledge, information and belief, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.  Further, there has been no material relationship between any selling stockholder and USCorp or USMetals, which has not been disclosed herein.

The following table sets forth offering information with respect to each selling stockholder:

Selling Securities Holder Material Relationship to USMetals if any Person with an entity’s voting or investment control	Shares to Be Issued in the Spinoff	Percentage Ownership Prior to Offering (Based on 74,714,452 outstanding)	Shares Offered for Sale	Percentage Ownership After to Offering (* = <1%)
James C. Jensen	16,343,873	22.0%	7,300,000	12.2%
CEDE & CO (Registered Holder for Street Name Beneficial Owners	7,454,962	10.0% %	7,409,962	NA
NOVINVEST ASSOCIATED SA PANAMA (Johann Rudolf Schellenberg)	2,289,410	3.1%	2,289,410	*
PAUL FERANDELL AND ELAINE FERANDELLTR U/A OTD 06/03/1980 FERANDELL FAMILY TRUST (Paul Ferandell)	2,150,000	2.9%	2,150,000	*
JOHN R PRATT	1,700,000	2.3%	1,700,000	*
PATRICK THOMAS LAWLER	1,524,091	2.0%	1,524,091	*
ARIZONA GOLD FOUNDERS (William Hay)	1,200,000	1.6%	1,200,000	*
GAIL E BRADEN	800,000	1.1%	800,000	*
FINSOURCEONE LLC (Arthur DeJoya, shares issued to De Joya Griffith for accounting and consulting services)	924,449	1.2%	924,449	*
GERT J GROBLER	721,800	*	721,800	*

FERANDELL TENNIS COURTS INC PROFIT SHARING PLAN (Paul Ferandell)	700,000	*	700,000	*
DEAN BELBAS	660,000	*	660,000	*
JOHN PISKOR	550,000	*	550,000	*
DARRELL E BRUBAKER	550,000	*	550,000	*
KARL W MOLLISON	522,500	*	522,500	*
KEN GAREY	502,500	*	502,500	*
DAVID L HART	474,200	*	474,200	*
3108783 CANADA INC (Robert Swidler)	440,000	*	440,000	*
NATIONAL FINANCIAL CORPORATION (Johann Rudolf Schellenberg)	418,500	*	418,500	*
JOHN G BUNCE	378,334	*	378,334	*
WILLIAM FERRILL HAY	365,928	*	365,928	*
TONI'S LAMPS AND SHADES LTD (Edwin Iwaida)	575,000	*	575,000	*
CARL EDELMANN	325,000	*	325,000
DAVID FRANK	260,000	*	260,000	*
ALAN H GOLDEN	260,000	*	260,000	*
DON I SHIMMON	250,000	*	250,000	*
ROBERT F STEINBERG	240,000	*	240,000	*
MICHAEL R GLANDERS	230,000	*	230,000	*
ROBERT AND ELZA BURTON FAMILY TRUST DTD 12/29/2011 (Robert Burton)	225,000	*	225,000	*
CARLA NAVARRO	220,000	*	220,000	*
AMIR TUKULJ	220,000	*	220,000	*
DANIEL KAUFMAN	220,000	*	220,000	*
GLADSTEIN FAMILY LIMITED PARTNERSHIP (Andy Gladstein)	220,000	*	220,000	*
SCOTT WILSON	220,000	*	220,000	*
MARK C DAY	200,000	*	200,000	*
MILLENNIUM TRUST CO LLC FBO ERIC G KLIPSTEIN (ERIC G KLIPSTEIN)	200,000	*	200,000	*
WAYNE R. HIERSEMAN LIVING TRUST	200,000	*	200,000	*
MARIAN T SHIMMON	190,000	*	190,000	*
JAMES PIZZIRUSSO & KELLY PIZZIRUSSO JT TEN	190,000	*	190,000	*
ROBERT E BURTON	175,000	*	175,000	*
LEON A ROMERO	170,000	*	170,000	*
ELISA LINDLEY	143,000	*	143,000	*
GERT J GROBLER PROFESSIONAL CORP (Gert Grobler)	142,000	*	142,000	*
MARQUEL LTD PROFIT SHARING PLAN (David Frank)	133,400	*	133,400	*
CRAIG SKOTT	133,334	*	133,334
DARRELL BRUBAKER	132,500	*	132,500	*
PATRICK CASEY SHALTRY	125,000	*	125,000	*
CHARL DU PLESSIS	125,000	*	125,000	*
DENISE DUBARRY HAY	115,928	*	115,928	*
HARRIS S WOOD	110,000	*	110,000	*
DANIJELA TODOROVIC	110,000	*	110,000	*
REMUS HASTE & MARY HASTE JT TEN	110,000	*	110,000	*

LARRY GILMAN	110,000	*	110,000	*
WILLIAM RANDALL	110,000	*	110,000	*
LEROY H HOLT	110,000	*	110,000	*
IRA RESOURCES INC FBO BRUCE KNOX IRA #35-35233 (Bruce Know)	110,000	*	110,000	*
BRUCE KUSKE & COLLEEN KUSKE JT TEN	100,000	*	100,000	*
CASH DULTZ IRREVOCABLE TRUST (Cash Dultz, adult son of CEO Robert Dultz	100,000	*	100,000	*
JEFFREY M PROPER	100,000	*	100,000	*
ARJUN JAIN	200,000	*	200,000	*
LORIE THOMPSON IRREVOCABLE TRUST (Lorie Thompson)	100,000	*	100,000	*
LORIE THOMPSON CUST DALLAS THOMPSON UTMA CA (Lorie Thompson)	100,000	*	100,000	*
LORIE THOMPSON CUST DILLAN THOMPSON UTMA CA (Lorie Thompson)	100,000	*	100,000	*
LORIE THOMPSON CUST DUSTIN THOMPSON UTMA CA (Lorie Thompson)	100,000	*	100,000	*
KHUSHNEHA ENTERPRISES LTD (Gurjiit Dhaliwal)	100,000	*	100,000	*
JAMES MEDFORD	100,000	*	100,000	*
DANNY THEROME MCDOLE	100,000	*	100,000	*
MILLENNIUM TRUST CO LLC FBO VEANN L KLIPSTEIN (Veann Klipstein)	100,000	*	100,000	*
E MARK TIENSVOLD & ILA M TIENSVOLD JT TEN	100,000	*	100,000	*
ADA MARIE BULL	100,000	*	100,000	*
BOSTON FINANCIAL PARTNERS (Thomas Brazil)	100,000	*	100,000	*
JOHN M. YONKERS	100,000		100,000
BLAKE R. STEPHENS	100,000		100,000
PAWARISA KHUA UA	82000	*	82000	*
BOEJR FAMILY TRUST (Benjamin O. Evans Jr.)	81,250	*	81,250	*
MATTHEW RYAN CARLSON	80,000	*	80,000	*
ROBERT L CARLSON & KAREN SUE CARLSON JT TEN	80,000	*	80,000	*
MICHAEL B LINDLEY	77,000	*	77,000	*
MARIAN T SHIMMON	75,000	*	75,000	*
LEON A ROMERO & DOROTHY ROMERO SR JT TEN	70,000	*	70,000	*
DOUGLAS CHARLES LARNED	65,930	*	65,930	*
MARC R CARLSON & DONNA K CARLSON JT TEN	63,500	*	63,500	*
MARTIN JOEL HANSON	55,000	*	55,000	*
JOYCE AILEEN ZWIRN	55,000	*	55,000	*
JOHN H DAWSON	54,800	*	54,800	*
JOHN DAWSON TR UA 26-AUG-86 DAWSON FAMILY TRUST (John Dawson)	50,100	*	50,100	*
SIMON E NISLY	50,000	*	50,000	*
PATRICIA GUNDERSON	50,000	*	50,000	*
DARRIN PATRICK MASON	50,000	*	50,000	*
GLEN E LARNED	50,000	*	50,000	*
JASON ROBERT ANDERSON GOLD STAR TRUST CO FBO JASON R ANDERSON (Jason Anderson)	50,000	*	50,000	*
DAVID P. ALTEMUS JR	50,000	8	50,000	*
GOLDSTAR TRUST COMPANY FBO DOUGLAS CHARLES LARNED (Douglas Larned)	50,000	*	50,000	*

WILLIAM JOHN ROELEVELD	50,000	*	50,000	*
KATHLEEN C MOLLISON & SYLVIA M HERRING & KARL W MOLLISON TR UA 1/31/2012	50,000	*	50,000	*
MILLENNIUM TRUST CO LLC FBO LOWELL T SCHAEFER (Lowell Schaefer)	50,000	*	50,000	*
MILLENNIUM TRUST CO LLC FBO ADAM KLIPSTEIN (Adam Klipstein)	50,000	*	50,000	*
MILLENNIUM TRUST CO LLC FBO ZACHARY KLIPSTEIN (Zachary Klipstein)	50,000	*	50,000	*
MILLENNIUM TRUST CO LLC FBO JOHN M HATCHER (John Hatcher)	50,000	*	50,000	*
DONALD E ZWIRN & JOYCE A ZWIRN JT TEN	50,000	*	50,000	*
GERT J GROBLER PROFESSIONAL CORP (Gert Grobler)	40,000	*	40,000	*
CRUSADER INVESTMENTS (John Connors)	40,000	*	40,000	*
BOB BURTON	37,500	*	37,500	*
LANA MARIE CROMER	37,500	*	37,500	*
MARTIN E JANIS & COMPANY INC (Martin Janis)	37,400	*	37,400	*
DANIEL S FEELA	33,400	*	33,400	*
CRAIG SKOTT	33,334	*	33,334	*
GOLDSTAR TRUST COMPANY FBO MARC R CARLSON IRA #Y623966795 (Marc Carlson)	30,000	*	30,000	*
FIRST CLEARING LLC (Registered Holder for Street Name Beneficial Owners	27,500	*	27,500	*
JAMES WALSH	26,667	*	26,667	*
DON I SHIMMON	25,000	*	25,000	*
B O EVANS JR TTEE BOEJR FAMILY TR (Benjamin O. Evans Jr.)	25,000	*	25,000	*
VEANN L KLIPSTEIN	25,000	*	25,000	*
LOWELL T SCHAEFER & MARILYN E SCHAEFER JT TEN	25,000	*	25,000	*
WORKBOX INC (Eric Weidner)	25,000	*	25,000	*
BRUCE KUSKE	22,500	*	22,500	*
WILLIAM COBURN	20,000	*	20,000	*
CHARLES WEBER	20,000	*	20,000	*
CHARLES R EVANS	20,000	*	20,000	*
ELLETT M SMITH	20,000	*	20,000	*
PAMELA S WILLIAMS	20,000	*	20,000	*
RICHIE AND BETTY DRAPPO REVOCABLE	20,000		20,000
DEBI BAKER	20,000	*	20,000	*
JAMES A WHITNEY	20,000	*	20,000	*
VELMA J SARGENT	20,000	*	20,000	*
LOIS JOLLEY	16,667	*	16,667	*
MARY GREENWOOD	16,667	*	16,667	*
ROBERT L JOLLEY JR & SANDRA L JOLLEY TR UA 1/22/2008 ROBERT & SANDRA JOLLEY REVOCABLE	16,667	*	16,667	*
MICHAEL R HOLDEN KLINGLER & KATHRYN R HOLDEN KLINGLER JT TEN	16,750	*	16,750	*
COLEMAN J FLAHERTY	14,000	*	14,000	*
HERBERT A BLACHLY	12,500	*	12,500	*
DAVID GLAVICH	12,500	*	12,500	*

W BLAKE SIMMS	11,776	*	11,776	*
JAY M KAPLOWITZ	11,113	*	11,113	*
JEANETTE HYDUKE	10,000	*	10,000	*
NED HYDUKE	10,000	*	10,000	*
CLYDE A STEVICK	10,000	*	10,000	*
DONALD E BRUBAKER TR DONALD BRUBAKER & ALICE BRUBAKER REV TRUST (Donald Brubaker)	10,000	*	10,000	*
ADRIAN RUACHO & ESTHER RUACHO JT TEN	10,000	*	10,000	*
RASHEL TAZHIB	10,000	*	10,000	*
PEARTREE FAMILY TRUST (Charles WM Peartree)	10,000	*	10,000	*
CHRIS S BUNCE	10,000	*	10,000	*
JACKIE ROLFE	10,000	*	10,000	*
SCOTT A BUNCE	10,000	*	10,000	*
JIMMY L PIERCE	10,000	*	10,000	*
SHERYL A RILETT & PHILLIP G RILETT JT TEN	10,000	*	10,000	*
JOSHUA LIGHTFOOT	10,000	*	10,000	*
WENDY BORLAND	10,000	*	10,000	*
HANS RUDOLF STUCKI (Class B Preferred Holder)	10,000	*	10,000
HUGH ALLAN LYTTLETON	8,250	*	8,250	*
HOWARD Y G LEE	7,580	*	7,580	*
JOSEPH MARSH	7,000	*	7,000	*
DARREN WOOD	6,250	*	6,250	*
ALAN RUSSELL	6,000	*	6,000	*
LARRY DIETZ	5,350	*	5,350	*
JUDITH AHRENS	5,000	*	5,000	*
BENJAMIN KOTARA	5,000	*	5,000	*
JAMES VAHALLK	5,000	*	5,000	*
JOHANN RUDOLF SCHELLENBERG	5,000	*	5,000	*
STEVEN J NISLY	5,000	*	5,000	*
RUSSELL D WINTROW	5,000	*	5,000	*
MARGARET ANN BRUBAKER & DARRELL E BRUBAKER JT TEN	5,000	*	5,000	*
TIMOTHY A WHITNEY	5,000	*	5,000	*
JO ANN BAILEY (Class B Preferred Holder)	5,000	*	5,000	*
FLAHERTY FINANCIAL NEWS INC (Robert Flaherty)	4,822	*	4,822	*
FOR MING HA & XING YING YANG JT TEN	3,600	*	3,600	*
ROILL KATZMAN & JOANNE KATZMAN TEN COM	3,250	*	3,250	*
PAUL H MUSTO & ROSE ANNE MUSTO JT TEN	3,000	*	3,000	*
EDWARD C VAN REUTH	3,000	*	3,000	*
GORDON GENE TATRO	2,500	*	2,500	*
TOM OWENS	2,000	*	2,000	*
WAYNE FORTE	2,000	*	2,000	*
ANTHONY C GENTILE & JANET GENTILE TEN COM	2,000	*	2,000	*
RICHARD BANORA (Class B Preferred Holder)	2,000	*	2,000	*
CHRISTIAN DOIWA (Class B Preferred Holder)	2,000	*	2,000	*

EDWIN B SHAW	1,815	*	1,815	*
SIU MING PANG	1,620	*	1,620	*
DARRELL E BRUBAKER & PHYLLIS A BRUBAKER JT TEN	1,250	*	1,250	*
DINORAH A ABREU	1,100	*	1,100	*
DAISY A BATISTA	1,100	*	1,100	*
ANTONIO CATALANO & PIMONTIP CATALONO JT TEN	1,080	*	1,080	*
JUERG MARCEL WALKER	1,080	*	1,080	*
ARTHUR S MARCUS	1,500	*	1,500	*
WILL CANADY	1,000	*	1,000	*
EULA PINTA	1,000	*	1,000	*
HEATHER SEABRE	1,000	*	1,000	*
ROBERT STURGES	1,000	*	1,000	*
RUSSELL D WINTROW	1,000	*	1,000	*
SUZIE KOO	912	*	912	*
MARK SUNJAY JAIN	900	*	900	*
BEN GROSSMAN	900	*	900	*
DOROTHY DULTZ (Sister in law of CEO Robert Dultz	800	*	800	*
DAVID L WILSON & BERNADETTE WILSON JT TEN	720	*	720	*
RAMONA REYES	660	*	660	*
JULIE T L LEE	600	*	600	*
YAT LEE & JANET LEE JT TEN	600	*	600	*
RAYMOND J LEE & PATRICIA LEE JT TEN	600	*	600	*
SHUE PON LEE & SAU PING LEE JT TEN	600	*	600	*
EDSON R DUQUETTE JR	550	*	550	*
VENANCIA M BATISTA	550	*	550	*
ANGELA SPERDUTO	550	*	550	*
LIDIA M BATISTA	550	*	550	*
ROBERT A SMAAL	540	*	540	*
EDWARD N CANNATA	540	*	540	*
DAVID FAGUNDUS & SUSAN L FAGUNDUS TEN COM	540	*	540	*
SACHIYO GROSSMAN	540	*	540	*
ERNEST L HERRMAN JR & KATHY HERRMAN TEN COM	540	*	540	*
MATHIAS KRAMER	540	*	540	*
YUSHIKO KUKITA	540	*	540	*
JENNIFER LEE	540	*	540	*
YU YU TAN & ZHEN ZHA LIANG TAN TEN COM	540	*	540	*
PETER E WUDY	540	*	540	*
THOMAS K F WAH & SHUI FONG WAH JT TEN	300	*	300	*
LISA M POLIDORO	120	*	120	*
D BRAD PATERSON	100	*	100	*
JENNY P CHEN	55	*	55	*
THOMAS M BATTISTA	50	*	50	*
JACK VANGEROV	50	*	50	*

BRENDA ROGIN	33	*	33	*
GENE GORDON	30	*	30	*
KEITH PEDERSON	30	*	30	*
HUBERT STROUD	30	*	30	*
SHARON A DUMAS	20	*	20	*
STEVE HILL	20	*	20	*
PATRICE KLEIN	20	*	20	*
JUSTUS S TEMPLETON	18	*	18	*
JOHN ROMANO	15	*	15	*
KAREN BAKER	15	*	15	*
MAX RAPPAPORT	10	*	10	*
SANDY RAPPAPORT	10	*	10	*
CATHRINE FUSCO	10	*	10	*
NICHOLAS PIRGOUSIS	10	*	10	*
CHRISTOPHER MUSELLA	8	*	8	*
KAREN D VON GUNTEN	4	*	4	*
BENTON BARRY	3	*	3	*
ABDALLA K S AL-KATHIRI	3	*	3	*
JOAN CASTLE JOSEFF	3	*	3	*
FONDA K MORRIS	2	*	2	*
MICHAEL W FRENCH	2	*	2	*
B DAVID GOLDSTEIN & HARRIET A GOLDSTEIN JT TEN	2	*	2	*
ALFREDO C CORTEZ & OFELIA I CORTEZ JT TEN	1	*	1	*
M ELAINE BUTTERFIELD	1	*	1	*
MARCIA ANN BERDANSKY	1	*	1	*
GWENDOLYN V HANSEN	1	*	1	*

PLAN OF DISTRIBUTION

We will not receive any proceeds from the issuance of the spinoff shares.  No fees will be paid in connection with the spinoff of shares of our common stock pursuant to this prospectus.  We will bear all costs associated with the registration.

Although we do not currently contemplate doing so, we may enter into relationships with a placement agent who is a licensed broker-dealer in the future which could require us to pay commissions or other compensation.  If we employ a placement agent who is a licensed broker-dealer to assist in the sale of our shares, we will update this prospectus to identify the placement agent and provide all appropriate related disclosure and the fact that the placement agent is an underwriter under the Securities Act.

USCorp is deemed to be an underwriter under the Securities Act.

The officers and directors of USMetals will rely on Rule 3a4-1 of the Exchange Act in conducting the offering of our shares.  In that connection, our officers and directors:

Are not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act, at the time of their participation in the offering of the securities; and

Are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

Are not at the time of their participation an associated person of a broker or dealer; and

Meet the conditions of any one of paragraph (a)(4) (ii), or (iii) of said section.

Our officers and directors meet all of the following conditions:

(A)  They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of USMetals otherwise than in connection with transactions in securities; and

(B)  They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

(C)  They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors restrict their participation to any one or more of the following activities:

(A)  Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by an officer or director of the Issuer;

(B)  Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act, or other offering document; or

(C)  Performing ministerial and clerical work involved in effecting any transaction.

Plan of Distribution for the Spinoff Shares

The spinoff of all of the shares of USMetals held by USCorp to the holders of USCorp common stock will be effected by USCorp on the effective date of the registration statement of which this prospectus is a part as a non-taxable distribution, at the rate of one share of USMI common stock for every ten shares of USCorp Common Stock outstanding, and one share of USMI common stock for every ten shares of Common Stock underlying the eight to one conversion rights of the outstanding USCorp Series A Preferred Stock and the two for one conversion rights of the outstanding Series B Preferred Stock.  The record date for the dividend is July 1, 2013 and the distribution date will be set as soon as the registration of our common stock under the Securities Act of 1933 is effective and our filing with the Financial Industry Regulatory Agency (FINRA) is complete.  The purpose of the distribution is to establish USMetals as a separate company and facilitate the financing and development of its business independently of other properties of USCorp and its subsidiaries.

The following table illustrates the USCorp dividend distribution.

Type of USCorp Equity	Outstanding as of 7/1/2013	Right to Common Stock	Dividend @ 1 for 10
A Preferred	25,600,000	204,800,000	20,480,000
B Preferred	105,000	210,000	21,000
Common	544,662,419	0	54,662,419
Total	74,714,452

Inasmuch as USCorp will distribute 74,714,452 shares of our common stock to the to the USCorp stockholders, following the spinoff, USCorp will return all remaining shares for cancellation.  USMetals will be a fully independent company, although there may not be any active market for our shares.  No vote of USCorp stockholders was required in connection with the spinoff, however it was approved by majority vote of USCorp shareholders on May 30, 2012.  USCorp has approximately 1,200 stockholders of record, including the shares held by Cede & Co. for the benefit of various unknown stockholders.  The USCorp stockholders will not be required to pay any cash or other consideration for the shares of USMetals common stock distributed to them as a result of the spinoff or to surrender or exchange their shares of USCorp common stock to receive the distribution of USMetals common stock.

All shares of our common stock received by the USCorp stockholders in connection with the spinoff will be fully paid and non-assessable.  The USCorp stockholders do not have any appraisal rights in connection with the spinoff.  For details of the distribution of the spinoff shares, see “Prospectus Summary - The Offering - The Spinoff.”

Plan of Distribution by Selling Stockholders.

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) will be offering shares of our common stock.  The selling stockholders may sell all or a portion of these shares through registration under the Securities Act of 1933, as amended, from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, at a price of $0.001 per share for the duration of the offering pursuant to this prospectus.  The Selling Stockholders may sell our common stock by one or more of the following methods, without limitation:

Block trades in which the broker or dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

An exchange distribution in accordance with the rules of any stock exchange on which our common stock is listed;

Ordinary brokerage transactions and transactions in which the broker solicits purchases;

Privately negotiated transactions;

In connection with short sales of our shares;

Through the distribution of our common stock by any selling stockholder to its partners, members or stockholders;

By pledge to secure debts of other obligations;

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade.  The selling stockholders may also transfer our common stock by gift.  We do not know of any arrangements by the selling stockholders for the sale of any of our common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of our common stock.  These brokers or dealers may act as principals, or as an agent of a selling stockholder.  Broker-dealers may agree with a selling stockholder to sell a specified number of the stock at a stipulated price per share.  If the broker-dealer is unable to sell our common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price.  Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which our common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling stockholders may also sell our common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus.  In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them.  The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Securities Holders.  The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.  Any underwriters, dealers, brokers or agents participating in the distribution of our common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of the selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions).  Neither USMetals nor any selling stockholder can presently estimate the amount of any such compensation.

USCorp, all of the selling stockholders, and all intermediaries through whom the shares of the Selling Securities Holders may be sold are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. We will notify the Selling selling stockholders of their underwriting status and our agreement to indemnify them against certain liabilities, including liabilities under the Securities Act, pursuant to a letter in the form attached to this prospectus as Attachment A.

Each of directors, all of the selling stockholder, (and all intermediaries through whom the shares of the selling stockholders may be sold) are deemed an underwriter is subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  In addition, our directors, all of the selling stockholders, and all intermediaries through whom the shares of the Selling Securities Holders may be sold, as underwriters within the meaning of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act.  The SEC staff is of a view that any of our directors, all of the selling stockholders, and all intermediaries through whom the shares of the selling stockholders may be sold, who are registered broker-dealers are deemed to be underwriters under the Securities Act while affiliates of registered broker-dealers may be underwriters under the Securities Act.  We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of our common stock by those broker-dealers.  A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer our common stock.  A selling stockholder may also loan or pledge our common stock offered hereby to a broker-dealer and the broker-dealer may sell our common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of our common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M.  This regulation may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other person.  The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates.  Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We have agreed to indemnify all of the selling stockholders and all of the claimants who accept our shares as described in this prospectus, and any brokers, dealers and agents who are underwriters, if any, of our common stock offered by this prospectus against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay all expenses incident to the registration of our common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of our common stock offered by this prospectus.  In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number and percentage of the outstanding shares of common stock which will be beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of 5% or more of the outstanding common stock after the distribution of all the shares held by USCorp. Applicable percentage ownership is based on 74,714,452 shares of common stock outstanding after the distribution of all the shares held by USCorp.   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities.

Name, Title and Address of Beneficial Owner	Common Stock		Percent of Outstanding
Robert Dultz, President, CEO, CFO, Chairman of the Board 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	18,383,093	(1)	24.6%

Spencer Eubank, Secretary-Treasurer, Director 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	2,761,998	(2)	3.7%

Carl O’Baugh Director 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	255,000	(3)	0.34%

B. Keith Simerson, Director 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	210,000	(4)	0.28%

Michael D. Love, Vice President 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	935,000	(5)	1.3%

Michelle Seibel, Director 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102	438,949	(6)	0.6

Officers, Directors and Affiliates as a group (6 individuals)	22,984,040		30.8%

James C. Jensen PO Box 11598, San Luis, AZ 85349	16,343,873		22.0%
(1)  Based on 20,630,925 shares of USCorp common stock and 20,400,000 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.
(2)  Based on 1,619,980 shares of USCorp common stock and 3,250,000 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.
(3)  Based on 600,000 shares of USCorp common stock and 243,750 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.
(4)  Based on 50,000 shares of USCorp common stock and 256,250 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.
(5)  Based on 550,000 shares of USCorp common stock and 1,100,000 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.
(6)  Based on 1,589,484 shares of USCorp common stock and 350,000 USCorp Class A preferred stock convertible into USCorp common stock on an 8 to 1 basis.

Directors, Executive Officers, Promoters and Control Persons

Directors and officers

The following is a list of our directors and executive officers.  All directors serve one-year terms or until each of their successors are duly qualified and elected.  Directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected. Vacancies in the Board are filled by majority vote of the remaining directors. Officers of the Company serve at the will of the Board of Directors.

Name	Age	Position Held
Robert Dultz	71	Chief Executive Officer, acting CFO, President and a Director and Chairman of the Board of Directors
Spencer Eubank	61	Secretary, Treasurer and a Director
Carl W. O’Baugh	81	Director
B. Keith Simerson	56	Director
Michelle Seibel	57	Director
Michael D. Love	62	Vice President of Business Development and Investor Relations

Directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected. Vacancies in the Board are filled by majority vote of the remaining directors. Officers of the Company serve at the will of the Board of Directors.

Business Experience of Current Directors and Officers

Robert Dultz, has been USMetals’ Chairman and CEO since inception in 2002.  He is also the Chairman and CEO of USCorp and Imperial Metals, Inc. since January 2002 and President since 2008, has an over 25-year association with USMetals’ Twin Peaks propery and as an individual is a former owner of a portion of the claims which make up the Twin Peaks property.  Mr. Dultz is the former Chairman and President of American Metals and Minerals, Inc., (a public company “AMM” 1980s); He also served in various officer and director positions with Sweet Stuff, Inc. and U.S. Network Funding, Inc. (both public companies 1980s and 1990s) Santa Maria Resources, Inc., (also public “SMRR” 1990s) and U.S. Metals And Minerals, Inc. (a private company “USM&M” 2000s). AMM, SMRR and USM&M were each prior corporate owners of USMetals’ Twin Peaks claims. Since 2000 he has been a majority shareholder of current corporate owners of the Twin Peaks claims: U.S. Metals and Minerals (2000-2002), Imperial Metals, Inc., formerly Southwest Resource Development, Inc (2004 to present) and AGC Corp (2011 to present). Over the past thirty years Mr. Dultz has served on the boards of several publicly traded companies including those named above. For the past five years Mr. Dultz has spent in excess of 50% of his time working for USMetals. He does not serve on the boards of any other public companies at this time. Mr. Dultz has held the same board and officer positions as he holds with USCorp on USCorp’s wholly owned subsidiaries, USMetals, Inc., and Imperial Metals, Inc. since they were acquired. He has not served on the boards of any other public companies during the past five years. From March, 2011 to September 2012 Mr. Dultz served as

Spencer Eubank is Secretary, Treasurer and Director of the Company since its inception in 2002 except for a brief period in 2006, and he holds the same positions in USCorp and Imperial Metals, Inc.  Mr. Eubank has a 20-year history of association with USMetals’ Twin Peaks Project properties and is a former owner of a portion of the Twin Peaks Project claims.  Mr. Eubank is responsible for maintaining the records of the Company and works closely with the senior executive management of the Company in day-to-day operations. Mr. Eubank was elected to the board of directors based on his prior association with corporate owners of the properties, as a shareholder of and consultant to American Metals and Minerals, Inc.  (a public company 1990s), as an officer and director of Santa Maria Resources, Inc. (a public company 1990s) and U.S. Metals and Minerals, Inc. (a private company 1990s), his knowledge of the properties as a former owner of a portion of the claims group that makes up the Twin Peaks Project (1990s), and his consulting experience working with company operators and assisting them in their communications with legal and accounting professionals. In the 1990s Mr. Eubank served on the boards of several public, private and not-for-profit Companies as an officer and director including EssxSport Corp. (a public company January 1996 to March 1998), and Pla.Net.Com, Inc. (a public company February 1997 to July 1999); The Laurinburg Group, Inc. (a private company, 1990s), Southern Development Company (a public company, 1990s) and Route 66 Gold Miners, Inc., (a not-for-profit company, 2000s). During the past 5 years, except for a brief period in 2006, Mr. Eubank has held the same board and officer positions with USCorp and on USCorp’s wholly owned subsidiaries, USMetals, Inc., and Imperial Metals, Inc. since they were acquired.  He has not served on the boards of any other public companies during the past five years. He devotes approximately 10% of his time to USMetals, Inc. Since the early 1990s Mr. Eubank has been the owner of UpAndRunning (1990s) and Business2Business (2000s) independent private research and consulting services. Mr. Eubank has degrees in Theology (B.Th., 1985) and Sociology (B.A., 1988).

Carl W. O’ Baugh, an Independent Director of the Company since its inception in 2002 and an Independent director of USCorp and Imperial Metals, Inc., formerly Southwest Resource Development, Inc since January 2002, and has an over 20-year association with USMetals’ Twin peaks property. Former Vice President of USCorp and Former President of American Metals and Minerals, Inc., a prior corporate owner of the Twin Peaks claims. He is the former President of Golconda Gems, Inc., that during the 1980s and early 1990s was a wholesale gem cutting, importing and distribution company with operations in the United States and Mexico and over 200 employees. His extensive knowledge and experience of gems, minerals and metals as well as his long association with the Twin Peaks Project Claims were factors in his election to the board of directors. Mr. O’Baugh has not served on the boards of any other public companies in the past 5 years. Mr. O’Baugh has been retired since 2000 and devotes less than 5% of his time to USMetals, Inc. and will continue to do so after completion of the spinoff from USCorp.

B. Keith Simerson is an Independent Director of the Company and of USCorp and Imperial Metals, Inc.  Mr. Simerson was elected to the Board in 2009 based on his expertise in, and track record of, helping companies across many industries, governments, and public-sector agencies and organizations formulate an execute strategy and he is experienced in helping corporations and organizations plan, prepare for, integrate, and coordinate their growth and development. Mr. Simerson co-founded in 2001 and today is one of two co-owners of Tradewinds Consulting, LLC, a consultancy that provides a range of strategic planning, change management, and leadership development services to four branches of the military, several federal government agencies, various management consulting firms, and to clients in the automotive, heavy construction, civil engineering, consumer electronics, industrial supplies, heavy machinery, rubber, paper, medical devices, and electronics industries. Mr. Simerson earned his Doctorate in Education with emphasis in management and organization development, from the University of North Carolina at Greensboro. He earned an M.A. with emphasis in administration, supervision, and higher education, from Appalachian State University. He also has BA and AAS degrees and specialty certifications. Mr. Simerson is the co-author of The Manager as Leader  (Praeger Publishers, 2006),  Fired, Laid Off, Out of a Job: A Manual for Understanding, Coping, Surviving  (Greenwood, 2003), and  Evaluating Police Management Development Programs  (Praeger Publishing, 1990). Mr. Simerson is also the author of Strategic Planning: A Practical Guide to Strategy Formulation and Execution  (ABC-CLIO, 2011). Since 2007 Mr. Simerson has been on the Faculty of Northwestern University’s School of Education and Social Policy, where he instructs, researches, and publishes in the areas of Strategic Thinking, Strategy Formulation, Strategic Planning, and Strategy Execution. Mr. Simerson spends less than 5% of his time in service to USMetals and will continue to do so after completion of the spinoff from USCorp

Michelle Seibel is a Director and Assistant Secretary of the Company and of USCorp and Imperial Metals, Inc. since 2006  Until 2006, Ms. Seibel was an entrepreneurial business owner of Computer Friendly providing IT consulting services in California and has extensive experience in bookkeeping training. She works closely with the Company’s Chairman and CEO and was elected to the board based on her business experience and her ability to understand shareholder and investor relations. She has not served on the boards of any other public companies and is not otherwise employed at this time. Ms. Seibel devotes approximately 30% of her time in service to USMetals, Inc., and will continue to do so after completion of the spinoff from USCorp.

Michael D. Love, is USMetals, Inc.’s Vice President of Investor Relations and Business Development, a position that he also holds with USCorp and with Imperial Metals, Inc. Mr. Love was appointed as an officer of USMetals, Inc. in 2004 based on his over 30 years of domestic and international business experience, as well as his knowledge of USCorp, its management, and its properties as a long-time shareholder.   Over the years he has engaged in various projects in the fields of charitable and business fundraising, municipal bonds (as an account executive with MuniciCorp of California, Merrill, Lynch, Pierce, Fenner & Smith 1970s and 1980s), commodity trading, (as an account executive with Smith, Barney, Harris & Upham, North Star Metals, and as a member of the Minor Metals Trader Association Western Europe, 1980s and 1990s), marketing of investment and high tech products, real estate sales and acquisitions (as CEO of North Star Metals Development Corp. 1980s), sports promotions (as CEO of CML Promotions, 1980s), newspaper operations (as Chairman of The African Times Newspaper, 1990s) and most recently as CEO and Founder of Ehbet Marketing (1990s and 2000s). During the past ten years Mr. Love has worked on various projects as an independent consultant including being an advisor to USCorp’s management. Mr. Love is a Vietnam Veteran and he has a BA in Business Administration. Mr. Love spends approximately 20% of his time in service to USMetals, Inc. and will continue to do so after completion of the spinoff from USCorp.

Family relationships.  There are no family relationships among the officers or directors.

Involvement in certain legal proceedings. None

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer during the past ten years except for the personal bankruptcy of Ms. Seibel in 2006.

Committees of the Board of Directors

The Company does not have any committees of the Board of Directors.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 4535 W. Sahara Ave, Suite 200, Las Vegas, NV 89102.  Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit USMetals and our shareholders.  Although there are many other factors, the Board seeks individuals with experience in business, financial and mining industry exploration and development.

Board Structure

Our Board of Directors is composed of five directors, three of whom are independent.  We have chosen not to separate the Chief Executive Officer and Board Chairman positions.  We believe that this leadership structure is the most appropriate for the Company.   Our Chief Executive Officer and Chairman who is responsible for day to day operations brings significant experience in mining.

Audit Committee of the Board; Audit Committee Financial Expert

Our board of directors does not have a separate audit committee, however, we are not currently required to have such a committee. The functions ordinarily handled by an audit committee are currently handled by our entire board of directors. Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

Our board of directors has also determined that it does not have a member of the board that qualifies as an audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission, and is independent” as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. However, we are considering appointing an independent qualified financial expert to our board of directors in order to strengthen and improve its internal disclosure controls and procedures.

Nominating Committee

We do not have a formal Nominating Committee, however, our entire board of directors acts in this capacity.

Compensation Committee

We do not have a formal Compensation Committee, however, our entire board of directors acts in this capacity.

 Code of Ethics

We adopted a Code of Ethics applicable to all of our employees and directors in 2004 attached hereto as Exhibit 14.1 and included herein by reference.

Executive Compensation

Summary Compensation Table

We have omitted the Summary Compensation Table pursuant to Instruction 5 of Regulation S-K Item 402(a)(3) as we have neither paid nor accrued any compensation for the last two fiscal years to our Chief Executive Officer and Chief Financial Officer or any other officer.  There are no written employment agreements in effect for any executives, officers or directors at this time. Executives, officers and directors who continue to serve might receive compensation (a) when the Company has sufficient financing and (b) if approved by the Board of Directors; however the Board of Directors has not approved any such compensation to date.  As of the date hereof, USMetals does not have an executive committee that approves obligations in excess of $10,000. These functions are performed by our Board of Directors.

Our parent corporation, USCorp paid Mr. Dultz $90,405 and $127,146 for the fiscal years ended September 30, 2012 and 2011 for his services as CEO and Acting CFO of USCorp.  $55,567 of this compensation has been allocated as a Consulting Expenses of USMetals.

Outstanding Executive Equity Awards:  None

Equity Compensation Plan Information:   The Company does not have any equity compensation plans or shares authorized or reserved for equity compensation.

Director Compensation

There is no compensation paid or accrued to Directors.

Certain Relationships And Related Transactions, And Director Independence

The Company is provided shared office equipment and space by the chief executive officer and majority shareholder, Mr. Robert Dultz. At this time Mr. Dultz does not charge USMetals for the use of this space.

We have a loan payable to USCorp, a related party of $2,746,003 as of June 30, 2013.  Prior to July 17, 2013, this loan payable was recorded as inter-company debt without interest between a parent and its subsidiary corporation.  On July 18, 2013, a USMetals promissory note was executed in favor of USCorp.  The principal terms of the note are interest accruing at 0% from July 18, 2013 forward and payable on demand after September 30, 2014.

On March 22, 2011 USMetals entered into an Asset Funding/Operation and Shareholders Agreement (the “Transaction”) with Arizona Gold Corp., a private British Columbia corporation (“AGCBC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”).  William and Denise DuBarry Hay and Kaswit, Inc., were the principal shareholders of AGCBC with no prior relationship to USCorp.  The Transaction provided  for the sale of the USMetals Twin Peaks Project to AGCAZ in exchange for 90,200,000 shares or 61.34% of AGCBC’s common stock.  The Twin Peaks Project consists of 268 Lode and 8 Placer Claims.

In 2011, pursuant to the Transaction, AGCBC sold its common stock for proceeds of $1,500,000 which was used for the mining exploration program on the Twin Peaks Project.  The Agreement was subsequently unwound in June 2012 whereby USMetals become the 100% owner of AGCAZ through the issuance of 56,800,000 shares of USCorp shares of Common A stock to the above shareholders of AGCBC.  The Transaction was unwound as a result of AGCBC’s decision to halt further financing of the exploration program.

In 2012 we acquired the real property consisting of a house from a related party, William Hay, the principal shareholder of AGCBC.   The purchase price of the property was $161,000.  USMetals made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments are due quarterly.  The note is secured by the real property obtained in the purchase.  The Company uses the house as a headquarters for exploration of the claims.  During the nine months ending June 30, 2013, depreciation of $4,058 was recorded in relation to the real property.

At June 30, 2013, we had $15,737 due from a related party.  The related party is USCorp, and the amount is due to our AGCAZ subsidiary arising from arising mainly from payments of certain legal expense on behalf of USCorp.

Legal Matters

The validity of the issuance of the common stock offered hereby will be passed upon for us by Dennis Brovarone, Attorney at Law.

Experts

The financial statements for the two most recent fiscal years ended September 30, 2012 and 2011 have been audited by Silberstein Ungar, PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ATTACHMENT A

USMETALS, INC.

To the investors in USMetals, Inc. as a result of a spinoff:

USMetals, Inc., Inc., a Nevada corporation (the “Company”) has filed a registration statement with the United States Securities and Exchange Commission (the “Registration Statement”) with respect to the issuance and resale of 35,297,886 shares of our common stock to the stockholders of USCorp, a Nevada corporation, pursuant to a spinoff of the shares of the registrant held by USCorp.  Please refer to “Prospectus Summary - The Offering,” “Plan of Distribution,” and “Selling Securities Holders” in the Registration Statement which can be found on the SEC’s EDGAR web site as follows:

As described in the registration statement you and other parties (collectively, the “Selling Securities Holders”) will receive shares of the common stock of the Company (the “Shares”) and as a result, you will be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”) and the liability provisions under the Securities Act, including, but not limited to misstatements or omissions in the prospectus, will apply to the Selling Securities Holders.  The Company does hereby indemnify each holder of the Shares who receives the Shares as a result of the spinoff as described in the Registration Statement from and against all liabilities pursuant to the Securities Act, in connection with the Registration Statement which may be asserted against such holder of the Shares.

You should be aware that since we have a limited operating history and very limited financial resources, our ability to provide a meaningful indemnification is at best minimal.

The Selling Securities Holders will be offering shares of our common stock.  The Selling Securities Holders may sell all or a portion of these shares through registration under the Securities Act of 1933, as amended, from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, at a price of $0.001 per share for the duration of the offering pursuant to this prospectus.  For additional information on the methods of sale, you should refer to the section in the prospectus entitled “Plan of Distribution.”

Dated: xxxx 2013.

USMETALS INC.

By
Robert Dultz, President

Attachment A

USMETALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of

September 30, 2012 and 2011

USMETALS, INC

INDEPENDENT AUDITORS’ REPORT

FINANCIAL STATEMENTS

Consolidated Balance sheets as of September 30, 2012 and September 30, 2011	F-3
Consolidated Statements of Operations for the years ended September 30, 2012 and September 30, 2011 and the period from May 3, 2000 (date of inception) through September 30, 2012	F-4
Consolidated Statement of Stockholders' Deficit for the period from May 3, 2000 (date of inception) through September 30, 2012	F-5
Consolidated Statements of Cash Flows for the years ended September 30, 2012 and September 30, 2011 and the period from May 3, 2000 (date of inception) through September 30, 2012	F-7
Notes to the Consolidated Financial Statements	F-8

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
USMetals, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of USMetals, Inc. (an exploration stage company) as of September 30, 2012 and 2011 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from May 3, 2000 (inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USMetals, Inc. as of September 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from May 3, 2000 (inception) to September 30, 2012,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet received revenue from sales of products or services, has negative working capital, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar PLLC
Silberstein Ungar, PLLC
Bingham Farms, Michigan
March 26, 2013

USMetals, Inc.
(an Exploration Stage Company)
Consolidated Balance Sheets
As of September 30, 2012 and 2011

	September 30,
	2012	2011
ASSETS
Current assets:
Cash	$71,762	$1,089,351
Deposits	--	10,000
Total current assets	71,762	1,099,351

Other assets:
Property & equipment- net	13,150	17,331
Mining claims	2,666,907	--
Real property	161,000	--

Total assets	$2,912,819	$1,116,682

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$22,776	$12,517
Collateralized loan payable related party	4,443	--
Loan payable related party	2,635,292	450,138
Total current liabilities	2,662,511	462,655

Long term liabilities:
Collateralized loan payable related party	136,557	--

Total liabilities	2,799,068	462,655

Stockholders' equity:
Common stock $.001 par value, 100,000,000 shares authorized and 24,200,000 issued and outstanding, at September 30, 2012 and 2011	24,200	24,200
Additional paid in capital	2,002,707	1,475,800
Accumulated deficit during exploration stage	(1,913,156)	(693,022)

Total stockholders' equity of the Company	113,751	806,978
Non-controlling interest	--	(152,951)
Total shareholders’ equity to the Company	113,751	654,027

Total Liabilities & Stockholders' Equity	$2,912,819	$1,116,682

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
 (an Exploration Stage Company)
Consolidated Statements of Operations
For the years ended September 30, 2012 and 2011
and from Inception (May 3, 2000) through September 30, 2012

	Years Ended September 30,		From Inception (May 3, 2000) through September 31,
	2012	2011	2012
Revenues	$265	$--	$265

Expenses:
Consulting	7,494	--	25,669
General and administrative	79,816	74,567	173,239
Mining exploration	687,761	104,098	1,198,771
Professional fees	292,377	221,752	515,742
Total operating expenses	1,067,448	400,417	1,913,421

Net loss	(1,067,183)	(400,417)	(1,913,156)

Less: Net loss attributable to non-controlling interest	(374,397)	(152,951)	--

Net loss attributable to the Company	$(692,786)	$(247,466)	$(1,913,156)

Basic & fully diluted net loss per common share	$(0.03)	$(0.01)

Weighted average of common shares outstanding:
Basic & fully diluted	24,200,000	24,200,000

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
 (an Exploration Stage Company)
Consolidated Statement of Stockholders Equity (Deficit)
From Inception (May 3, 2000) through September 30, 2012

	Common Stock		Additional	Accumulated	Total Stockholders' Equity (Deficit) of	Non-controlling	Total Stockholders Equity (Deficit) to
	Shares	Amount	Paid-in Capital	Deficit	the company	Interest	the company

Inception May 3, 2000	24,200,000	$24,200	$(24,200)	$-	$-	$-	$-

Net loss	-	-	-	-	-	-	-

Balance, September 30, 2000	24,200,000	24,200	(24,200)	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, September 30, 2001	24,200,000	24,200	(24,200)	-	-	-	-

Net loss	-	-	-	(1,685)	(1,685)	-	(1,685)

Balance, September 30, 2002	24,200,000	24,200	(24,200)	(1,685)	(1,685)	-	(1,685)

Net loss	-	-	-	-	-	-	-

Balance, September 30, 2003	24,200,000	24,200	(24,200)	(1,685)	(1,685)	-	(1,685)

Net loss	-	-	-	(1,520)	(1,520)	-	(1,520)

Balance, September 30, 2004	24,200,000	24,200	(24,200)	(3,205)	(3,205)	-	(3,205)

Net loss	-	-	-	(30,786)	(30,786)	-	(30,786)

Balance, September 30, 2005	24,200,000	24,200	(24,200)	(33,991)	(33,991)	-	(33,991)

Net loss	-	-	-	(3,284)	(3,284)	-	(3,284)

Balance, September 30, 2006	24,200,000	24,200	(24,200)	(37,275)	(37,275)	-	(37,275)

Net loss	-	-	-	(11,924)	(11,924)	-	(11,924)

Balance, September 30, 2007	24,200,000	24,200	(24,200)	(49,199)	(49,199)	-	(49,199)

Net loss	-	-	-	(187,386)	(187,386)	-	(187,386)

Balance, September 30, 2008	24,200,000	24,200	(24,200)	(236,585)	(236,585)	-	(236,585)

Net loss	-	-	-	(199,292)	(199,292)	-	(199,292)

Balance, September 30, 2009	24,200,000	24,200	(24,200)	(435,877)	(435,877)	-	(435,877)

Net loss	-	-	-	(9,679)	(9,679)	-	(9,679)

Balance, September 30, 2010	24,200,000	24,200	(24,200)	(445,556)	(445,556)	-	(445,556)

Subsidiary shares issued for cash	-	-	1,500,000	-	1,500,000	-	1,500,000

Net loss	-	-	-	(247,466)	(247,466)	(152,951)	(400,417)

Balance, September 30, 2011	24,200,000	24,200	1,475,800	(693,022)	806,978	(152,951)	654,027

Shares issued in shares exchange by parent (USCORP) to purchase non-controlling interest and mining claims on behalf of USMetals Inc.	-	-	526,907	(152,951)	373,956	152,951	526,907

Net loss	-	-	-	(1,067,183)	(1,067,183)	-	(1,067,183)

Balance, September 30, 2012	24,200,000	$24,200	$2,002,707	$(1,913,156)	$113,751	$-	$113,751

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
(an Exploration Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended September 30, 2012 and 2011
and from Inception (May 3, 2000) through September 30, 2012

	Years Ended September 30,		From Inception (May 3, 2000) through September 30,
Operating activities:	2012	2011	2012
Net (loss) for the period	$(1,067,183)	$(400,417)	$(1,913,156)

Items not involving cash
Depreciation	4,465	2,485	6,950
Changes in non-cash working capital:
Change in deposits	10,000	(10,000)	-
Change in accounts payable	10,259	12,517	22,776
Net cash used in operating activities	(1,042,459)	(395,415)	(1,883,430)

Investing activities:
Used in purchase of equipment	(20,284)	(19,816)	(40,100)

Financing activities:
Proceeds from sale of shares for cash	-	1,500,000	1,500,000
Proceeds from related party	45,154	4,582	495,292
Net cash provided by financing activities	45,154	1,504,582	1,995,292

Net increase (decrease) in cash	(1,017,589)	1,089,351	71,762

Cash, beginning of period	1,089,351	-	-

Cash, end of period	$71,762	$1,089,351	$71,762

Interest Paid with Cash	$-	$-	$-
Taxes Paid with Cash	$-	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH ITEMS:
Acquisition of mining claims through issuance of parent stock	$2,666,907	$-	$2,666,907
Purchase of property through related party debt issuance	$141,000	$-	$141,000

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
 (an Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2012 and 2011

1.	Nature of Business and Significant Accounting Principles

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business and Organization-  USMetals, Inc. (“USMetals”),  is a Nevada corporation formed on May 3, 2000 as Deco Tek, Inc. On March 12, 2002 the Company changed its name to USMetals, Inc.
In April 2002 USCORP acquired the company and its 141 unpatented mining claims known as the Twin Peaks Project in Yavapai County Arizona, by issuing 24,200,000 shares of USCORPs common stock in exchange for all 24,200,000 issued and outstanding shares of Deco Tek, Inc. The Company became a wholly owned subsidiary of USCORP as a result of this share exchange.

On March 22, 2011 the Company entered into an Asset Funding/Operation and Shareholders Agreement with Arizona Gold Corp., a private British Columbia Corporation (“AGC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”), providing for the sale of 172 Arizona mining claims known as the Twin Peaks Project to AGCAZ in exchange for 90,200,000 shares or 61.34% of AGC’s common stock. The Twin Peaks Project now consists of 268 Lode and 8 Placer Claims.

In September 2012 the Company completed an unwinding of the Agreement with AGC. The key elements of the unwinding were: AGC Corp, a private Arizona corporation in whose name the Twin Peaks Project claims are held, became a wholly owned (100%) subsidiary of USMetals, Inc.  All of the Twin Peaks Project Claims are 100% under USMetals’ control; All remaining assets of AGC Corp have been transferred to USMetals, in exchange for shares of USMetals Parent Company USCorp; Arizona Gold Corp, AGC Corp’s parent, will be dissolved in the future.

The Company has minimal revenues to date and has defined itself as an “exploration stage” company.

Management of the Company-

Name	Age	Position Held
Robert Dultz	71	Chief Executive Officer, acting CFO, President and a Director and Chairman of the Board of Directors
Spencer Eubank	61	Secretary, Treasurer and a Director
Carl W. O’Baugh	81	Director
B. Keith Simerson	56	Director
Michelle Seibel	57	Director
Michael D. Love	61	Vice President of Business Development and Investor Relations

1.	Nature of Business and Significant Accounting Principles

Directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected. Vacancies in the Board are filled by majority vote of the remaining directors. Officers of the Company serve at the will of the Board of Directors.

Company Fiscal Year End- The Company’s fiscal year is September 30.

Basis of Presentation- The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles.

Exploration Stage Company- the Company has no operations and minimal revenues since its inception and therefore qualifies for treatment as an Exploration Stage company as per the accounting guidance. Financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the exploration stage are accumulated in “accumulated deficit- exploration stage” and are reported in the Stockholders’ Equity  section of the balance sheet.

Consolidation- The consolidated financial statements incorporate the results, cash flows and net assets of USMetals, Inc. and the entities controlled by it (its subsidiaries) after eliminating internal transactions and recognizing any non-controlling interests in those Entities. Control is achieved where the Company has the power to govern the financial and operating policies of an investee entity so as to obtain economic benefits from its activities. Where a subsidiary is acquired or disposed of in the year, its results and cash flows are included from the effective date of acquisition or up to the effective disposal date.

Where a consolidated company is less than 100% owned by the Company, the non-controlling interest share of the results and net assets are recognized at each reporting date. The interests of non-controlling shareholders are ordinarily measured at the non-controlling interests’ proportionate share of the fair value of the acquirer’s identifiable net assets, but may alternatively be initially measured at fair value. The choice of measurement is made on an acquisition-by-acquisition basis. Subsequent to acquisition, the carrying amount of non-controlling interests is the amount of those interests at initial recognition plus the non-controlling interests’ share of subsequent changes in equity. Total comprehensive income is attributed to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Company's interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Company's interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to equity holders of the parent.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash and cash equivalents- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

1.	Nature of Business and Significant Accounting Principles - Continued

Fair Value of Financial Instruments-The carrying amounts reflected in the balance sheets for cash, deferred charges, accounts payable, accrued expenses and loans payable approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Property and Equipment- Property and equipment are stated at cost. Depreciation expense on equipment is computed using the straight-line method over the estimated useful life of the asset, which is estimated at three years.

Income taxes- The Company accounts for income taxes in accordance with generally accepted accounting principles which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2012, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Mineral Property Expenditures- Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

1.	Nature of Business and Significant Accounting Principles - Continued

Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized. Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

Revenue Recognition- Mineral sales will result from undivided interests held by the Company in mineral properties. Sales of minerals will be recognized when delivered to be picked up by the purchaser. Mineral sales from marketing activities will result from sales by the Company of minerals produced by the Company (or affiliated entities) and will be recognized when delivered to purchasers. Mining revenues generated from the Company’s day rate contracts, included in mine services revenue, will be recognized as services are performed or delivered.

Earnings per share- The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

2.	Going Concern

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principles, which assume the continuity of the Company as a going concern. However, the Company has incurred significant losses since its inception and has minimal revenues and continues to rely on the issuance of shares and warrants to raise capital to fund its business operations.

Management’s plans with regard to this matter are as follows:

* Obtain the necessary approvals and permits to complete exploration and begin testing procedures on our properties as warranted.

* Receive and analyze the Twin Peaks assays, drill reports and on-going reports of other exploration activities;

* Review the results of the drilling programs on each of the sites when completed. After consideration of the nature of the ore bodies of the properties, Management will make decisions regarding further exploration of the properties, including beginning commercial scale operations when exploration is completed on the Twin Peaks Project.

* Continue exploration in order to meet ongoing and anticipated demand for gold and silver.

2.	Going Concern - Continued

* Continue to augment our mining exploration team and strategic business relationships with quality and results-oriented people as needed: professionals and consulting firms to advise management to handle mining operations, acquisitions and exploration of existing and future mineral resource properties.

 * Continue to recruit strategic business alliances with consultants, engineers, contractors as well as joint venture partners when appropriate, and set up an information and communication network that allows the alliance to function effectively to explore the properties.

* Draw up and Submit to the BLM the final Mining Plan of Operations ("MPO") for the Twin Peaks;

* Begin commercial scale operations on one or more of the properties as soon as the required permits and approvals have been granted, or be acquired by a major gold mining company.

* Continue to acquire additional properties and/or form strategic business relationships with corporations with properties as joint ventures or subsidiaries in order to advance the company’s growth plans.

3.	Property and Equipment

Property and equipment at September 30, 2012 and 2011 is comprised as follows.

	September 30,
	2012	2011
Office equipment	$4,034	$3,751
Vehicle	16,065	16,065
Accumulated depreciation	(6,949)	(2,485)

Property & equipment- net	$13,150	$17,331

Depreciation expense for the years ending September 30, 2012 and 2011 was $4,465 and $2,485.  respectively.

In the fiscal year ending September 30, 2012, the Company purchased real property from a related party located near the twin peaks claims.  The purchase price of the property was $161,000, the Company made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments are due quarterly.  The note is secured by the real property obtained in the purchase.  The Company plans to use the house as a headquarters for exploration of the claims.

4.	Mineral Property

On March 22, 2011 USMetals, Inc. (“USMetals”) entered into an Asset Funding/Operation and Shareholders Agreement (the “Transaction”) with Arizona Gold Corp, a private British Columbia Corporation (“AGCBC”), Arizona Gold Founders, LLC a private California limited liability company (“AGF”) and William and Denise DuBarry Hay (collectively, “Hay”) providing for the sale of USMetals’ 172 Arizona mining claims known as the Twin Peaks Project (the “Twin Peaks Project”) to AGC Corp., an Arizona company ("AGCAZ"), a wholly owned subsidiary of AGCBC, in exchange for up to 120,000,000 shares or 90.1% of AGCBC’s common stock (the “Transaction”). The Transaction between the parties was consummated in several steps as provided herein but was subject to certain unwinding rights granted to USCorp in the event that one or more of the steps was not consummated.

4.	Mineral Property - Continued

In connection with the Agreement, AGF transferred $100,000 and 104 mining claims ("Serendipity Claims") to AGCBC in exchange for a total of 28,800,000 shares of common stock of AGCBC. In exchange for the transfer of the 172 Twin Peaks Project claims, USMetals was issued 104,200,000 shares of common stock of AGCBC or 67.8% of the outstanding and issued shares of AGCBC.  In exchange for the promised return and cancellation of 14,000,000 USCorp shares William and Denise Dubarry Hay and Kaswit, Inc. were issued 14,000,000 AGCBC shares.

After execution of the March 22, 2011 Agreement and transfer of the Shares of AGCBC, the parties were unable to complete the required transfers to implement the Agreement as a result of a BLM prohibition on a British Columbia corporation owning mining claims.  As a result the Agreement was amended by an Assignment and Assumption Agreement which required the creation of a new Arizona corporation to be formed to hold title to the 172 mining claims and the 104 claims from AGF.  Once the Arizona corporation was formed the original attempted transfers were redone into the Arizona corporation. The transaction was completed on about May 25, 2011 with the recording with the Yavapai County, Arizona Recorder and the filing with the BLM on the same date.

AGCBC subsequently issued an additional 14,000,000 shares and received proceeds of $1,400,000 during the quarter ending June 30, 2011 which reduced USMetals ownership to 61.34% of the outstanding and issued shares of AGCBC.

In June 2012 USMetals, Inc. and its parent Company USCorp took steps to unwind the Transaction pursuant to an unwinding agreement dated June 28, 2012, and subsequently amended on June 30, 2012, to provide that the Closing as previously defined in the initial unwinding agreement was to take place no later than September 10, 2012 (the "Unwinding”).

The Unwinding between the parties was consummated in several steps including the transfer of ownership of all of the Twin Peak and Serendipity claims to USMetals by transfer of the stock of AGCBC to USMetals, the delivery of certain USCorp stock to the former shareholders of AGCBC, and the reassignment of certain shares of USCorp Common Stock to Kaswit and Hay.  A total of 30,800,000 USCorp shares valued at $1,540,000 ($0.05 per share) were issued to former shareholders of AGCBC on August 3, 2012 in exchange for 14,000,000 shares of AGCBC. An additional 12,000,000 USCORP shares valued at $600,000 ($0.05 per share) were issued on April 1, 2013 in exchange for 28,800,000 shares of AGCBC.  In addition 14,000,000 USCorp shares valued at $840,000, which had not been returned and cancelled as required per the March 22, 2011 agreement and had been carried on the Company's books as shares receivable were reassigned to Hays and Kaswit on August 3, 2012 in return for the transfer of the outstanding shares of AGCBC.

The total value of the investment purchase was determined to be $2,666,907.  This value was assigned to the 104 Serendipity claims that became 100% owned by USMetals as part of the transaction.  In accordance with ASC 350-30-35-18 these claims will be analyzed annually for impairment.  As of September 30, 2012, the Company deemed no impairment necessary.

5. Stockholders’ Equity

The Company has 100,000,000 shares authorized and 24,200,000 shares issued and outstanding.  All issued and outstanding shares are held by its parent Company USCorp.

In the fiscal year ending September 30, 2011 Arizona Gold Corp. ("AGCBC") issued 14,100,000 shares of common stock for $1,500,000 in cash proceeds.

6.  Related Party Transactions

During the years ending September 30, 2012 and 2011, the company received net cash advances from its parent Company in the amounts of $45,154 and $4,582, respectively. As of  September 30, 2012 and 2011, the Company has a total net advance balance of $495,292 and $450,138, respectively. All amounts advanced to the Company are unsecured, non-interest bearing and due upon demand.

As discussed in note 4, in the year ending September 30, 2012, the Company’s Parent, USCorp, issued shares on behalf of USMetals to obtain mining claims and purchase all outstanding non-controlling interest in USMetals subsidiary Arizona Gold Corp. ("AGCBC").  Shares were issued as follows; A total of 30,800,000 USCorp shares valued at $1,540,000 ($0.05 per share) were issued to former shareholders of AGCBC on August 3, 2012 in exchange for 1,400,000 shares of AGCBC. An additional 12,000,000 USCORP shares valued at $600,000 ($0.05 per share) were issued on April 1, 2013 in exchange for 28,800,000 shares of AGCBC.  In addition 14,000,000 USCorp shares valued at $840,000, which had not been returned and cancelled as required per the March 22, 2011 agreement and had been carried on the Company's books as shares receivable were reassigned to Hays and Kaswit on August 3, 2012 in return for the transfer of the outstanding shares of AGCBC.  The total value of the investment purchased was determined to be $2,666,907.  This value was assigned to the 104 Serendipity claims that became 100% owned by USMetals as part of the transaction

As discussed in note 3, in the year ending September 30, 2012, the Company purchased real property from a related party located near the twin peaks claims.  The purchase price of the property was $161,000. The Company made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments are due quarterly. The Company makes quarterly payments of $2,618. As of September 30, 2012 the Company owed $141,000 on the note.  The note is secured by the real property obtained in the purchase.  The Company plans to use the house as a headquarters for exploration of the claims.

Future aggregate principal payments as of September 30, 2012 are as follows:

2013	$4,389
2014	$3,713
2015	$3,902
2016	$4,100
2017	$4,309
Thereafter	$120,587

7. Subsequent Events

The Company has evaluated events subsequent to the balance sheet date through the issuance date of these financial statements in accordance with FASB ASC 855 and has determined there are no such events that would require adjustment to, or disclosure in, the financial statements.

USMETALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2013

USMETALS, INC

UNAUDITED FINANCIAL STATEMENTS

Consolidated Balance sheets as of June 30, 2013 and September 30, 2012	F-17
Consolidated Statements of Operations for the Three and Nine Months Ended June 30, 2013 and 2012 and from Inception (May 3, 2000) through June 30, 2013	F-18
Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2013 and 2012 and from Inception (May 3, 2000) through June 30, 2013	F-19
Notes to the Consolidated Financial Statements	F-20

USMetals, Inc.
(an Exploration Stage Company)
Consolidated Balance Sheets (unaudited)
As of June 30, 2013 and September 30, 2012

	June 30,	September 30,
	2013	2012
ASSETS
Current assets:
Cash	$2,391	$71,762
Due from related party	15,737	--
Total current assets	18,128	71,762

Other assets:
Property & equipment- net	9,519	13,150
Mining claims	2,666,907	2,666,907
Real property	155,605	161,000

Total assets	$2,850,159	$2,912,819

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,482	$22,776
Collateralized loan payable related party	11,323	4,443
Loan payable related party	2,746,003	2,635,292
Total current liabilities	2,758.808	2,662,511

Long term liabilities
Collateralized loan payable related party	134,076	136,557

Total liabilities	2,892,884	2,799,068

Stockholders' equity:
Common stock $.001 par value, 200,000,000 shares authorized and 100,000,000 issued and outstanding, at June 30, 2013 and September 30, 2012	100,000	100,000
Additional paid in capital	1,926,907	1,926,632
Accumulated deficit during exploration stage	(2,069,632)	(1,913,156)

Total stockholders' equity	(42,725)	113,751

Total Liabilities & Stockholders' Equity	$2,850,159	$2,912,819

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
 (an Exploration Stage Company)
Consolidated Statements of Operations (unaudited)
For the Three and Nine Months Ended June 30, 2013 and 2012
and from Inception (May 3, 2000) through June 30, 2013

	Three Months Ended June 30,		Nine Months Ended June 30,		From Inception (May 3, 2000) through
	2013	2012	2013	2012	June 30, 2013
Revenues	$-	$-	$-	$265	$265

Operating Expenses:
Consulting	57,082	-	74,634	-	93,203
General and administrative	5,050	30,742	20,301	73,718	200,640
Mining exploration	-	11,008	1,460	656,086	1,200,231
Professional fees	16,982	70,377	53,063	256,517	568,805
Total operating expenses	79,114	112,127	149,457	986,329	2,062,879

Loss from operations	(79,114)	(112,127)	(149,458)	(986,064)	(2,062,614)
Other (expenses)
Interest expense	(1,763)	-	(7,018)	-	(7,018)
Total other (expenses)	(1,763)	-	(7,018)	-	(7,018)

Net loss	(80,877)	(112,127)	(156,476)	(986,064)	(2,069,632)

Less: Net loss attributable to non-controlling interest	-	-		-	-

Net loss attributable to the Company	$(80,877)	$(112,127)	$(156,476)	$(986,064)	$(2,069,632)

Basic & fully diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average of common shares outstanding:
Basic & fully diluted	100,000,000	100,000,000	100,000,000	100,000,000

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
(an Exploration Stage Company)
Consolidated Statements of Cash Flows (unaudited)
For the Nine Months Ended June 30, 2013 and 2012
and from Inception (May 3, 2000) through June 30, 2013

	Nine Months Ended June 30,		From Inception (May 3, 2000) through June 30,
	2013	2012	2013
Operating activities:
Net (loss) for the period	$(156,476)	$(986,064)	$(2,069,632)

Items not involving cash
Depreciation	9,026	3,348	15,976
Interest	5,255	-	5,255
Changes in non-cash working capital:
Change in accounts receivable related party	(15,737)	-	(15,737)
Change in deposits	-	(10,000)	-
Change in accounts payable	(21,294)	18,182	1,482
Net cash (used in) operating activities	(179,266)	(954,534)	(2,062,656)

Investing activities:
Used in asset Purchase	-	(20,283)	(40,100)

Financing activities:
Proceeds from sale of shares for cash	-	-	1,500,000
Repayment of note payable principal	(856)	-	(856)
Proceeds from related party	110,711	15,974	606,003
Net cash provided by financing activities	109,855	15,974	2,105,147

Net increase (decrease) in cash	(69,371)	(958,843)	2,391

Cash, beginning of period	71,762	1,089,351	-

Cash, end of period	$2,391	$130,508	$2,391

Interest Paid with Cash	$1,763	$-	$1,763
Taxes Paid with Cash	$-	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH ITEMS:
Acquisition of mining claims through issuance of parent stock	$-	$2,666,907	$2,666,907
Purchase of property through related party debt issuance	$-	$141,000	$141,000

The accompanying notes are an integral part of these financial statements.

USMetals, Inc.
 (an Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2013
1.  Nature of Business and Significant Accounting Principles

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business and Organization-  USMetals, Inc. (“USMetals”),  is a Nevada corporation formed on May 3, 2000 as Deco Tek, Inc. On March 12, 2002 the Company changed its name to USMetals, Inc.
In April 2002 USCorp acquired the Company. and its 141 unpatented mining claims known as the Twin Peaks Project in Yavapai County Arizona, by issuing 24,200,000 shares of USCORPs common stock in exchange for all 24,200,000 issued and outstanding shares of Deco Tek, Inc. The Company became a wholly owned subsidiary of USCORP as a result of this share exchange.

On March 22, 2011 the Company entered into an Asset Funding/Operation and Shareholders Agreement with Arizona Gold Corp., a private British Columbia Corporation (“AGCBC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”), providing for the sale of 172 Arizona mining claims known as the Twin Peaks Project to AGCAZ in exchange for 90,200,000 shares or 67.8% of AGCBC’s common stock.  In connection with the Agreement, Arizona Gold Founders, LLC a private California limited liability company (“AGF”) transferred $100,000 and 104 mining claims ("Serendipity Claims") to AGCBC in exchange for a total of 28,800,000 shares of common stock of AGCBC. This brought the total claims held by AGCBC and its wholly owned subsidiary to 276 claims

AGCBC subsequently issued an additional 14,000,000 shares and received proceeds of $1,400,000 during the quarter ending June 30, 2011 which reduced USMetals ownership to 61.34% of the outstanding and issued shares of AGCBC.

In September 2012, the Company completed an unwinding of the Agreement with AGCBC. The key elements of the unwinding were: AGC Corp, a private Arizona corporation in whose name the Serendipity Claims and Twin Peaks Project claims are held, became a wholly owned (100%) subsidiary of USMetals, Inc.  All of the Serendipity and Twin Peaks Project Claims are 100% under USMetals’ control;  All remaining assets of AGC Corp have been transferred to USMetals, in exchange for shares of USMetals Parent Company USCorp; All AGCBC shareholders are now shareholders of USCorp; and Arizona Gold Corp, AGC Corp’s parent, will be dissolved in the future. The Twin Peaks Project now consists of 268 Lode and 8 Placer Claims.

The Company has minimal revenues to date and has defined itself as an “exploration stage” company.

Management of the Company-

Name	Age	Position Held
Robert Dultz	71	Chief Executive Officer, acting CFO, President and a Director and Chairman of the Board of Directors
Spencer Eubank	61	Secretary, Treasurer and a Director
Carl W. O’Baugh	81	Director
B. Keith Simerson	56	Director
Michelle Seibel	57	Director
Michael D. Love	61	Vice President of Business Development and Investor Relations

Directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected. Vacancies in the Board are filled by majority vote of the remaining directors. Officers of the Company serve at the will of the Board of Directors.

Company Fiscal Year End- The Company’s fiscal year is September 30.

Basis of Presentation- The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles.

Exploration Stage Company- the Company has no operations and minimal revenues since its inception and therefore qualifies for treatment as an Exploration Stage company as per the accounting guidance. Financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the exploration stage are accumulated in “accumulated deficit- exploration stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Consolidation- The unaudited consolidated financial statements incorporate the results, cash flows and net assets of USMetals, Inc. and the entities controlled by it (its subsidiaries) after eliminating internal transactions and recognizing any non-controlling interests in those Entities. Control is achieved where the Company has the power to govern the financial and operating policies of an investee entity so as to obtain economic benefits from its activities. Where a subsidiary is acquired or disposed of in the year, its results and cash flows are included from the effective date of acquisition or up to the effective disposal date.

Where a consolidated company is less than 100% owned by the Company, the non-controlling interest share of the results and net assets are recognized at each reporting date. The interests of non-controlling shareholders are ordinarily measured at the non-controlling interests’ proportionate share of the fair value of the acquirer’s identifiable net assets, but may alternatively be initially measured at fair value. The choice of measurement is made on an acquisition-by-acquisition basis. Subsequent to acquisition, the carrying amount of non-controlling interests is the amount of those interests at initial recognition plus the non-controlling interests’ share of subsequent changes in equity. Total comprehensive income is attributed to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Company’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Company’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to equity holders of the parent.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash and cash equivalents- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Fair Value of Financial Instruments-The carrying amounts reflected in the balance sheets for cash, deferred charges, accounts payable, accrued expenses and loans payable approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Property and Equipment- Property and equipment are stated at cost. Depreciation expense on equipment is computed using the straight-line method over the estimated useful life of the asset, which is estimated at three years.

Income taxes- The Company accounts for income taxes in accordance with generally accepted accounting principles which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2012, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Mineral Property Expenditures- Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized. Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

Revenue Recognition- Mineral sales will result from undivided interests held by the Company in mineral properties. Sales of minerals will be recognized when delivered to be picked up by the purchaser. Mineral sales from marketing activities will result from sales by the Company of minerals produced by the Company (or affiliated entities) and will be recognized when delivered to purchasers. Mining revenues generated from the Company’s day rate contracts, included in mine services revenue, will be recognized as services are performed or delivered.

Earnings per share- The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Reclassification-  Additional paid in capital and common stock for the year ended September 30, 2012 have been reclassified to be consistent with the current year presentation as a result of the June 13, 2013, 4.13223 to 1 forward stock split.  Additional paid in capital and common stock, previously reported as 24,200 and 2,002,707, respectively, have been reclassfied to 100,000 and 1,926,907, respectively.  The reclassification had no impact on the Company’s financial condition, results of operations or cash flows.

2.  Going Concern

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principles, which assume the continuity of the Company as a going concern. However, the Company has incurred significant losses since its inception and has no revenues and continues to rely on the issuance of shares and warrants to raise capital to fund its business operations.

Management’s plans with regard to this matter are as follows:

* Obtain the necessary approvals and permits to complete exploration and begin testing procedures on our properties as warranted.

* Receive and analyze the Phase 4 Twin Peaks assays, drill reports after completion of the drilling program;

* Review the results of the drilling programs on each of the sites when completed. After consideration of the nature of the ore bodies of the properties, Management will make decisions regarding further exploration of the properties, including beginning commercial scale operations when exploration is completed on the Twin Peaks Project.

* Continue exploration in order to meet ongoing and anticipated demand for gold and silver.

* Continue to augment our mining exploration team and strategic business relationships with quality and results-oriented people as needed: professionals and consulting firms to advise management to handle mining operations, acquisitions and exploration of existing and future mineral resource properties.

 * Continue to recruit strategic business alliances with consultants, engineers, contractors as well as joint venture partners when appropriate, and set up an information and communication network that allows the alliance to function effectively to explore the properties.

* Draw up and Submit to the BLM the final Mining Plan of Operations ("MPO") for the Twin Peaks;

* Begin commercial scale operations on one or more of the properties as soon as the required permits and approvals have been granted, or be acquired by a major gold mining company.

* Continue to acquire additional properties and/or from strategic business relationships with corporations with properties as joint ventures or subsidiaries in order to advance the company’s growth plans.

3.  Property and Equipment

Property and equipment at June 30, 2013 and September 30, 2012 is comprised as follows.

	June 30,	September 30,
	2013	2012
Office equipment	$4,034	$4,034
Vehicle	16,065	16,065
Accumulated depreciation	(10,580)	(6,949)

Property & equipment- net	$9,519	$13,150

Depreciation expense for the nine months ended June 30, 2013 and 2012 was $3,631 and $2,232,  respectively.

In the fiscal year ending September 30, 2012, the Company purchased real property from a related party located near the twin peaks claims.  The purchase price of the property was $161,000, the Company made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments are due quarterly.  The note is secured by the real property obtained in the purchase.  The Company plans to use the house as a headquarters for exploration of the claims. During the nine months ending June 30, 2013, depreciation of $5,395 was recorded in relation to the real property.

 4.   Mineral Property

On March 22, 2011 USMetals, Inc. (“USMetals”) entered into an Asset Funding/Operation and Shareholders Agreement (the “Transaction”) with Arizona Gold Corp, a private British Columbia Corporation (“AGCBC”), Arizona Gold Founders, LLC a private California limited liability company (“AGF”) and William and Denise DuBarry Hay (collectively, “Hay”) providing for the sale of USMetals’ 172 Arizona mining claims known as the Twin Peaks Project (the “Twin Peaks Project”) to AGC Corp., an Arizona company (“AGCAZ”), a wholly owned subsidiary of AGCBC, in exchange for up to 120,000,000 shares or 90.1% of AGCBC’s common stock (the “Transaction”).  The Transaction between the parties was consummated in several steps as provided herein but was subject to certain unwinding rights granted to USCorp in the event that one or more of the steps was not consummated.

In connection with the Agreement, AGF transferred $100,000 and 104 mining claims ("Serendipity Claims") to AGCBC in exchange for a total of 28,800,000 shares of common stock of AGCBC. In exchange for the transfer of the 172 Twin Peaks Project claims, USMetals was issued 104,200,000 shares of common stock of AGCBC or 67.8% of the outstanding and issued shares of AGCBC.  In exchange for the promised return and cancellation of 14,000,000 USCorp shares William and Denise Dubarry Hay and Kaswit, Inc. were issued 14,000,000 AGCBC shares.

After execution of the March 22, 2011 Agreement and transfer of the Shares of AGCBC, the parties were unable to complete the required transfers to implement the Agreement as a result of a BLM prohibition on a British Columbia corporation owning mining claims.  As a result the Agreement was amended by an Assignment and Assumption Agreement which required the creation of a new Arizona corporation to be formed to hold title to the 172 mining claims and the 104 claims from AGF.  Once the Arizona corporation was formed the original attempted transfers were redone into the Arizona corporation. The transaction was completed on about May 25, 2011 with the recording with the Yavapai County, Arizona Recorder and the filing with the BLM on the same date.

AGCBC subsequently issued an additional 14,000,000 shares and received proceeds of $1,400,000 during the quarter ending June 30, 2011 which reduced USMetals ownership to 61.34% of the outstanding and issued shares of AGCBC.

In June 2012 USMetals, Inc. and its parent Company USCorp took steps to unwind the Transaction pursuant to an unwinding agreement dated June 28, 2012, and subsequently amended on June 30, 2012, to provide that the Closing as previously defined in the initial unwinding agreement was to take place no later than September 10, 2012 (the "Unwinding”).

The Unwinding between the parties was consummated in several steps including the transfer of ownership of all of the Twin Peak and Serendipity claims to USMetals by transfer of the stock of AGCBC to USMetals, the delivery of certain USCorp stock to the former shareholders of AGCBC, and the reassignment of certain shares of USCorp Common Stock to Kaswit and Hay.  A total of 30,800,000 USCorp shares valued at $1,540,000 ($0.05 per share) were issued to former shareholders of AGCBC on August 3, 2012 in exchange for 14,000,000 shares of AGCBC. An additional 12,000,000 USCORP shares valued at $600,000 ($0.05 per share) were subsequently issued on April 1, 2013 in exchange for 28,800,000 shares of AGCBC.  In addition 14,000,000 USCorp shares valued at $840,000, which had not been returned and cancelled as required per the March 22, 2011 agreement and had been carried on the Company's books as shares receivable were reassigned to Hays and Kaswit on August 3, 2012 in return for the transfer of the outstanding shares of AGCBC.

The total value of the investment purchase was determined to be $2,666,907.  This value was assigned to the 104 Serendipity claims that became 100% owned by USMetals as part of the transaction.  In accordance with ASC 350-30-35-18 these claims will be analyzed annually for impairment.  As of September 30, 2012, the Company deemed no impairment necessary.

5. Stockholders’ Equity

On June 5, 2013 USMetals, Inc. amended its articles of incorporation increasing the number of authorized common shares from 100,000,000 to 200,000,000.

On June 13, 2013 the Board approved the outstanding 24,200,000 shares of USMetals common stock forward split on a 4.13223 to 1 basis resulting in 100,00,000 shares held by USCorp. Not more than 100,000,000 shares shall be distributed in the dividend of USMetals common stock to the USCorp shareholders. All USMetals shares remaining held by USCorp upon completion of the dividend distribution will be returned to USMetals for cancelation.

The Company has 200,000,000 shares authorized and 100,000,000 shares issued and outstanding.  All issued and outstanding shares are held by its parent Company USCORP.

6.  Related Party Transactions

During the nine months ended June 30, 2013 and 2012, the Company received net cash advances from its parent Company in the amounts of $110,711 and $2,505, respectively.

As discussed in note 4, in the year ending September 30, 2012, the Company’s Parent, USCORP, issued shares on behalf of USMetals to obtain mining claims and purchase all outstanding non-controlling interest in USMetals subsidiary AGC Corp.  Shares were issued as follows  A total of 30,800,000 USCORP shares valued at $1,540,000 ($0.05 per share) were issued to former shareholders of AGC Corp and an additional 12,000,000 USCORP shares valued at $600,000 ($0.05 per share) were subsequently issued on April 1, 2013.  In addition 14,000,000 USCORP shares  valued at $840,000 were held by “Hay” and per the March 22, 2011 agreement were required to be returned in exchange for the AGC Corp. shares initially issued to “Hay”.  The shares receivable were reassigned to “Hay” in return for their outstanding shares of AGC Corp.  The total value of the investment purchased was determined to be $2,666,907.  This value was assigned to Serendipity claims that became 100% owned by USMetals as part of the transaction.

As of  June 30, 2013 and September 30, 2012 the Company has a total net advance balance of $2,746,003 and $2,635,292, respectively. All amounts advanced to the Company are unsecured, non-interest bearing and due upon demand.

As discussed in note 3, in the year ending September 30, 2012, the Company purchased real property from a related party located near the twin peaks claims.  The purchase price of the property was $161,000, the Company made a cash payment of $20,000 and signed a $141,000 promissory note.  The note bears an annual interest rate of 5% and payments of $2,618 are due quarterly. As of June 30, 2013 the Company owed $145,399 on the note, including accrued interest.  The note is secured by the real property obtained in the purchase.  The Company plans to use the house as a headquarters for exploration of the claims.

Future aggregate principle payments as of June 30, 2013 are as follows:

2013	$3,533
2014	$3,713
2015	$3,902
2016	$4,100
2017	$4,309
Thereafter	$120,587

7. Subsequent Events

The Company has evaluated events subsequent to the balance sheet date through the issuance date of these financial statements in accordance with FASB ASC 855 and has determined there are no such events that would require adjustment to, or disclosure in, the financial statements.

USMETALS, INC.

74,714,452 Shares of
Common Stock

PROSPECTUS

____________, 2013

Until ____________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by USMetals in connection with the offering described in this registration statement.  All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

SEC registration fee	$11
Accounting fees and expenses	15,000
Legal fees and expenses	$19,000
Transfer agent fees	5,000
Miscellaneous	$89
Total	$30,000
Item 14.  Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to USMetals or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of USMetals) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of USMetals pursuant to the foregoing provisions, or otherwise, USMetals has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by USMetals of expenses incurred or paid by a director, officer or controlling person of USMetals in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USMetals will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

On June 13, 2013, the outstanding 24,200,000 shares of USMetals common stock were forward split on a 4.1322 for 1 basis resulting in 100,000,000 shares held by USCorp, the sole shareholder.  Not more than 100,000,000 shares will be distributed in the dividend of USMI common stock to the USCorp shareholders  All USMI shares remaining held by USCorp upon completion of the dividend distribution will be returned to USMetals for cancelation.

The Registrant relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 for the above transaction in that the shares were offered and sold without general solicitation and adequate public information provided in the form of the Company filings with the Securities and Exchange Commission.

Item 16.  Exhibits and Financial Schedules.

Exhibit No.	Title of Document

3.1.1	Articles of Incorporation
3.1.2	Amendment to Articles of Incorporation dated March 12, 2002
3.1.3	Amendment to Articles of Incorporation dated June 6, 2013
3.2	By-Laws
5.1	Opinion of Dennis Brovarone Attorney at Law
10.1	USCorp Promissory Note
14.1	Code of Ethics
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dennis Brovarone, Attorney at Law (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
____________
Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes to:

(1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  Include any additional or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(1)  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on September 4, 2013.

USMETALS, INC.

Dated: September 4, 2013	By:	/s/ Robert Dultz
Robert Dultz, Principal Executive Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Dultzand, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act, This report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

\s\ Robert Dultz	President, Chairman and CEO	September 4, 2013
Robert Dultz	and acting Chief Financial Officer

\s\ Spencer Eubank	Secretary-Treasurer	September 4, 2013
Spencer Eubank	and Director

\s\ Carl O’Baugh	Director	September 4, 2013
Carl O’Baugh

\s\ B. Keith Simerson	Director	September 4, 2013
B. Keith Simerson

\s\ Michelle Seibel	Director	September 4, 2013
Michelle Seibel